                                                                    EXHIBIT 10.8


                           STOCK EXCHANGE AGREEMENT


                                 BY AND AMONG


                              ONEMAIN.COM, INC.,


                            TGF TECHNOLOGIES, INC.,



                   THE TOGETHER FOUNDATION FOR GLOBAL UNITY



                                N.W.S.T. CORP.,



                             SWIFT COMPANY LIMITED


                                      AND


                                 ELLA CISNEROS


                         DATED AS OF FEBRUARY 18, 1999

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
ARTICLE I.................................................................     1

DEFINITIONS...............................................................     1

     1.1  DEFINITIONS......................................................    1

ARTICLE II................................................................     8

THE EXCHANGE OF SHARES....................................................     8

     2.1  BASIC TRANSACTIONS...............................................    8
     2.2  TRANSFER CONSIDERATION...........................................    8
     2.3  NET WORTH ADJUSTMENT.............................................    9
     2.4  RESERVED.........................................................    9
     2.5  RESERVED.........................................................    9
     2.6  THE CLOSING......................................................    9
     2.7  DELIVERIES AT THE CLOSING........................................    9
     2.8  RESERVED.........................................................    9
     2.9  ESCROW ARRANGEMENTS..............................................   10

ARTICLE III  REPRESENTATIONS AND WARRANTIES RELATING TO THE TOGETHER
             PARTIES......................................................    10

     3.1  AUTHORIZATION OF TRANSACTION.....................................   10
     3.2  NONCONTRAVENTION.................................................   11
     3.3  BROKER'S FEES....................................................   11
     3.4  INVESTMENT.......................................................   11
     3.5  COMPANY SHARES...................................................   11
     3.6  DISCLOSURE.......................................................   11
     3.7  ORGANIZATION, QUALIFICATION, AND CORPORATE POWER.................   12
     3.8  REGULATION S.....................................................   12

ARTICLE IV   REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY.......    14

     4.1  ORGANIZATION, QUALIFICATION, AND CORPORATE POWER.................   14
     4.2  CAPITALIZATION...................................................   14
     4.3  NONCONTRAVENTION.................................................   15
     4.4  SUBSIDIARIES.....................................................   15
     4.5  FINANCIAL STATEMENTS.............................................   15
     4.6  EVENTS SUBSEQUENT TO DECEMBER 31, 1998...........................   16
     4.7  UNDISCLOSED LIABILITIES..........................................   16
     4.8  TAX MATTERS......................................................   17
     4.9  TANGIBLE ASSETS..................................................   18
     4.10 OWNED REAL PROPERTY.............................................    18

     4.11 INTELLECTUAL PROPERTY.........................................      18
     4.12 CONTRACTS.....................................................      19
     4.13 NOTES AND ACCOUNTS RECEIVABLE.................................      20
     4.14 INSURANCE.....................................................      21
     4.15 LITIGATION....................................................      21
     4.16 EMPLOYEES.....................................................      21
     4.17 EMPLOYEE BENEFITS.............................................      22
     4.18 GUARANTIES....................................................      22
     4.19 LEGAL COMPLIANCE..............................................      22
     4.20 CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY...............      22
     4.21 BROKERS' FEES.................................................      23
     4.22 SYSTEMS.......................................................      23
     4.23 SUBSCRIBERS...................................................      23
     4.24 DISCLOSURE....................................................      24

ARTICLE V   REPRESENTATIONS AND WARRANTIES OF ACQUIRER..................      24

     5.1  ORGANIZATION OF THE ACQUIRER..................................      24
     5.2  AUTHORIZATION OF TRANSACTION..................................      24
     5.3  BROKERS' FEES.................................................      24
     5.4  ACQUIRER'S CAPITALIZATION.....................................      24
     5.5  NONCONTRAVENTION..............................................      24
     5.6  DISCLOSURE....................................................      25

ARTICLE VI  PRE-CLOSING COVENANTS.......................................      25

     6.1  GENERAL.......................................................      25
     6.2  NOTICES AND CONSENTS..........................................      25
     6.3  OPERATION OF BUSINESS PRIOR TO THE CLOSING DATE...............      25
     6.4  PRESERVATION OF BUSINESS......................................      26
     6.5  ACCESS........................................................      26
     6.6  NOTICE OF DEVELOPMENTS........................................      27
     6.7  EXCLUSIVITY...................................................      27
     6.8  MAIL SERVER...................................................      27
     6.9  RESERVED......................................................      30
     6.10 LANDLORDS' CONSENTS...........................................      27
     6.11 RESERVED......................................................      27
     6.12 TAX MATTERS...................................................      27
     6.13 MANAGEMENT LETTERS, ETC.......................................      28

ARTICLE VII POST-CLOSING COVENANTS......................................      28

     7.1  GENERAL.......................................................      28
     7.2  TRANSITION....................................................      28
     7.3  CONFIDENTIALITY...............................................      28
     7.4  COVENANT NOT TO COMPETE.......................................      29
     7.5  TAX FREE EXCHANGE INTENT......................................      29

     7.6   BOARD REPRESENTATION...........................................  29
     7.7   LICENSE AGREEMENT..............................................  29
     7.8   RELATIONSHIP WITH THE FOUNDATION...............................  29

ARTICLE VIII CONDITIONS TO OBLIGATIONS TO CLOSE...........................  30

     8.1   CONDITIONS TO OBLIGATIONS OF THE ACQUIRER......................  30
     8.2   CONDITIONS TO OBLIGATIONS OF THE TOGETHER PARTIES..............  32

ARTICLE IX   REMEDIES FOR BREACHES OF THIS AGREEMENT......................  33

     9.1   INDEMNIFICATION OF THE ACQUIRER................................  33
     9.2   DEFENSE OF THIRD PARTY CLAIMS..................................  34
     9.3   PROCEDURE FOR CLAIMS...........................................  35
     9.4   TAX AUDITS, ETC................................................  35
     9.5   INDEMNIFICATION OF TOGETHER PARTIES............................  36
     9.6   LIMITS ON INDEMNIFICATION......................................  36

ARTICLE X    TERMINATION..................................................  37

     10.1  TERMINATION OF AGREEMENT.......................................  37
     10.2  EFFECT OF TERMINATION..........................................  38

ARTICLE XI   MISCELLANEOUS................................................  38

     11.1  PRESS RELEASES AND ANNOUNCEMENTS...............................  38
     11.2  NO THIRD-PARTY BENEFICIARIES...................................  38
     11.3  ENTIRE AGREEMENT...............................................  38
     11.4  SUCCESSION AND ASSIGNMENT......................................  38
     11.5  FACSIMILE/COUNTERPARTS.........................................  39
     11.6  NOTICES........................................................  39
     11.7  DISPUTE RESOLUTIONS............................................  40
     11.8  GOVERNING LAW..................................................  41
     11.9  AMENDMENTS AND WAIVERS.........................................  41
     11.10 SEVERABILITY...................................................  41
     11.11 EXPENSES.......................................................  42
     11.12 CONSTRUCTION...................................................  42
     11.13 INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES..............  42
     11.14 SPECIFIC PERFORMANCE...........................................  42

                         LIST OF EXHIBITS AND ANNEXES


EXHIBITS
--------

Exhibit A     Form of Escrow Agreement
Exhibit B     The Company's Financial Statements
Exhibit C-1   Officer/Together Parties Certificate
Exhibit C-2   Secretary's Certificate
Exhibit D     Form of Equity Subscription Agreement
Exhibit E     Form of Employment Agreement
Exhibit F     Joinder to the Registration Agreement
Exhibit G     Form of Opinion of the Together Parties and The Company's Legal
Exhibit H     License Agreement

ANNEXES
-------

Annex I       Reserved
Annex II      Determination of Stock Portion of Transfer Consideration
Annex III     Reserved
Annex IV      Acquirer's Capitalization Schedule
Annex V       Allocation Summary
Annex VI      List of Optionholders


                             DISCLOSURE SCHEDULES

Schedule 3.7  Officers and Directors of The Foundation and SWIFT
Schedule 4.1  Officers and Directors of the Company and N.W.S.T.
Schedule 4.2  Capitalization
Schedule 4.4  Subsidiaries
Schedule 4.6  Material Events
Schedule 4.7  Material Liabilities
Schedule 4.8  Tax Matters
Schedule 4.11 Intellectual Property
Schedule 4.12 Contracts
Schedule 4.14 Insurance
Schedule 4.15 Litigation
Schedule 4.20 Affiliate Relationships
Schedule 4.21 Brokers' Fees
Schedule 4.22 Systems
Schedule 4.23 Subscribers

The Exhibits and Schedules to this Stock Exchange Agreement are not included with this Registration Statement on Form S-1. The Registrant will provide these Exhibits and Schedules upon the request of the Securities and Exchange Commission.

                           STOCK EXCHANGE AGREEMENT

          This STOCK EXCHANGE AGREEMENT ("AGREEMENT") is entered into as of the 18 day of February, 1999, by and among ONEMAIN.COM, INC., a Delaware corporation (the "ACQUIRER"), TGF TECHNOLOGIES, INC., a Vermont corporation (the "COMPANY"), THE TOGETHER FOUNDATION FOR UNITY, a Delaware Corporation organized under
Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Foundation"), N.W.S.T. Corp., a Delaware corporation ("N.W.S.T.") and SWIFT COMPANY LIMITED, a British Virgin Islands corporation ("SWIFT") and ELLA CISNEROS DE FONTANULS ("ELLA CISNEROS"). The Company, the Foundation, N.W.S.T., SWIFT and ELLA CISNEROS are referred to herein individually as a "TOGETHER PARTY" and collectively as the "TOGETHER PARTIES" and the Acquirer and the Together Parties are referred to herein individually as a "PARTY" and collectively as the "PARTIES."

                                   RECITALS
                                   --------

          A. The Foundation and N.W.S.T. own all of the outstanding capital stock of the Company, a corporation engaged in the business of providing internet access and services, web hosting and other internet related services and support operating under the name Together Networks (the "BUSINESS").

          B.   SWIFT is the sole stockholder of N.W.S.T.

          C.   Ella Cisneros is the sole stockholder of SWIFT

          D. This Agreement contemplates transactions in which (1) the Foundation will exchange all of the capital stock of the Company which it owns for the Foundation Transfer Consideration (as hereinafter identified), and (2) SWIFT will exchange all of the capital stock of N.W.S.T. which it owns for the SWIFT Transfer Consideration (as hereinafter defined).

          E. This Agreement further contemplates that the aforementioned transactions will occur in conjunction with certain related transactions, consisting of the IPO (as defined hereinafter) and the transfers of certain other businesses by their owners to the Acquirer (the "RELATED TRANSACTIONS"), and it is intended that the receipt of Acquirer's Shares (as hereinafter defined), by SWIFT and shares of Acquirer's Common Stock by the parties involved in the Related Transactions will be tax-free under Section 351 of the Code (as defined).

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

  1.1     DEFINITIONS.
          -----------

          "ACQUIRER" has the meaning set forth in the preface above.

          "ACQUIRER'S COMMON STOCK" means the Acquirer's common stock, par value $0.001 per share.

          "ACQUIRER'S SHARES" means the shares of the Acquirer's Common Stock which are issued to SWIFT pursuant to this Agreement.

          "ADVERSE CONSEQUENCES" means all damages from complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all reasonable attorneys' fees and court costs.

          "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

          "AFFILIATED GROUP" means any affiliated group within the meaning of Code Sec. 1504 (or any similar group defined under a similar provision of state, local or foreign law).

          "ALLOCATION SUMMARY" means the summary of the allocation of the Transfer Consideration attached hereto as Annex V.
                                          -------

          "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms the reasonable basis for any specified consequence.

          "CASH PORTION OF THE SWIFT TRANSFER CONSIDERATION" has the meaning set forth in Section 2.2 below.
         -----------

          "CLOSING" has the meaning set forth in Section 2.6 below.
                                                 -----------

          "CLOSING DATE" has the meaning set forth in Section 2.6 below.
                                                      -----------

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMPANY SHARES" means all outstanding shares of the common stock, no par value per share, of the Company.

          "CONFIDENTIAL INFORMATION" means all confidential information and trade secrets of the Acquirer or any of the Together Parties, as the case may be, including, without limitation, the identity, lists or descriptions of any customers, referral sources or organizations; financial statements, cost reports or other financial information; contract proposals, or bidding information; business plans and training and operations methods and manuals; personnel records; fee structure; and management systems, policies or procedures, including related forms and manuals; provided, that the Confidential Information shall not include information which (a) was or becomes generally available to the public other than as a result of a disclosure by the receiving Party, (b) was or becomes available to the receiving Party on a non-confidential basis from a source other than the Acquirer or its advisors, in a case in which a Together Party is the receiving Party, or a Together Party or its advisers, in a case in which the Acquirer is the receiving Party, without breach of this Agreement provided that such source is not known to such receiving Party to be bound by a confidentiality agreement or otherwise prohibited from transmitting the information to such receiving Party by a contractual, legal or fiduciary obligation known to such receiving Party, (c) was within the receiving Party's possession prior to its being furnished to such receiving Party without breach of this Agreement, provided that the source of such information was not bound by a confidentiality agreement with the Acquirer or a Together Party or otherwise prohibited from transmitting the information to the receiving party by a contractual, legal or fiduciary obligation, (d) which is required to be and actually is disclosed by operation of law, or (e) relates generally to the acquisition strategy of "rolling-up" or consolidating an industry, other than the pricing strategy, revenue and subscriber multiples, and performance adjustments thereto, used for acquisitions by the Acquirer.

          "CONTROLLED GROUP OF CORPORATIONS" has the meaning set forth in Code Sec. 1563.

          "DEFERRED INTERCOMPANY TRANSACTION" has the meaning set forth in Treas. Reg. (S)1.1502-13.

          "DISCLOSURE SCHEDULES" means the informational schedules relating to the Together Parties as attached hereto.

          "E&Y" shall mean Ernst & Young, L.L.P.

          "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or Material fringe benefit plan or program.

          "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(2).

          "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(1).

          "EQUITABLE EXCEPTIONS" shall have the meaning set forth in Section 3.1
                                                                     -----------
below.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ESCROW AGENT" means First Union National Bank, N.A.

          "ESCROW AGREEMENT" means the Escrow Agreement to be executed by and among the Together Parties, the Acquirer and the Escrow Agent in the form of Exhibit A attached hereto.
---------

          "ESCROW PERIOD" has the meaning specified in Section 2.9.
                                                       -----------

          "ESCROW SUM" has the meaning specified in Section 2.9.
                                                    -----------

          "FAIR MARKET VALUE" of the Acquirer's Common Stock as of a particular date means: (a) if traded on an exchange or the over-the-counter market, quoted on the Nasdaq National Market or otherwise by the Nasdaq Stock Market, Inc. or reported by the National Quotation Bureau, Inc., then the most recently reported closing or bid price or (b) otherwise, the price, not less than book value, determined in good faith and in such a reasonable manner as prescribed by a majority of the Acquirer's directors who are not officers of the Acquirer.

          "FINANCIAL STATEMENTS" has the meaning set forth in Section 4.5 below.
                                                              -----------

          "FOUNDATION SHARES" means all of the Company Shares owned by the Foundation.

          "FOUNDATION TRANSFER CONSIDERATION" has the meaning set forth in
Section 2.2 below.
-----------

          "FUNDED INDEBTEDNESS" means all (a) indebtedness of Company for borrowed money or other interest-bearing indebtedness, including without limitation all lines of credit and notes payable; (b) obligations of Company to pay the deferred purchase or acquisition price for goods or services, other than trade accounts payable or accrued expenses in the ordinary course of business on no more than 90 day payment terms; (c) indebtedness of others guaranteed by Company or secured by an encumbrance on Company's property; (d) indebtedness of Company under extended credit terms of more than 60 days from vendors to Company; and (e) transaction costs of Company and/or the Transferor associated with this Agreement or the transactions contemplated hereby that are paid by Company; notwithstanding the foregoing, $110,000 of the amount loaned by Ella Cisneros to the Company, as documented by a Loan Term Sheet dated September 21, 1998, shall not be deemed Funded Indebtedness.

          "GAAP" means generally accepted accounting principles, consistently applied, as in effect from time to time.

          "GROSS REVENUES" means the gross revenue of the Company as normally calculated on the Financial Statements as calculated in accordance with GAAP on the accrual basis of accounting.

          "INDEMNIFIED PARTIES" has the meaning set forth in Section 9.1 below.
                                                             -----------

          "INTELLECTUAL PROPERTY" means the following intellectual property of the Company: all (a) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (b) copyrights and registrations and applications for registration thereof, (c) computer software, data, and documentation, (d) trade secrets and confidential business information (including formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, and (e) copies and tangible embodiments thereof (in whatever form or medium).

          "IPO" means the first underwritten public offering of the Acquirer's Common Stock pursuant to an effective registration statement under the Securities Act that will result in an aggregate post-IPO market capitalization of the Acquirer of at least $100 million (determined by multiplying the outstanding shares of the Acquirer's Common Stock by the IPO offering price).

          "KNOWLEDGE" means, with respect to (a) each of the Together Parties, information which is actually known by Ella Cisneros, Robin Lane, Zachary Chambers and Phillip A. Cecchini and which a prudent person in the position of such individuals would reasonably be deemed to know, and (b) with respect to the Acquirer, the knowledge of the executive officers of Acquirer.

          "LIABILITY" means any liability, debt, obligation, amount or sum due (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due) including any liability for Taxes.

          "MATERIAL" means, in relation to an event or matter, consequential in the amount of at least $50,000; provided that the inaccuracy, incorrectness or falsity of any representation or warranty contained in this Agreement will not be deemed to be "Material," to cause a "Material" adverse change in or in respect of, to have a "Material" adverse effect or to cause a Party to be "Materially" affected unless the loss that may reasonably be expected to occur as a result thereof to the Party to which such representation or warranty is made, when taken together with all other losses that may reasonably be expected to occur to such Party as a result of the inaccuracy, incorrectness or falsity of all representations and warranties of the Party making such representation or warranty, would exceed $50,000 in the aggregate or unless such event or matter constitutes a criminal violation of law by the Party making such representation or warranty. Notwithstanding the foregoing or any other provision hereof, any adverse change or adverse effect with respect to the Company which is experienced generally within the Internet service provider industry (without regard to America Online, Inc.) shall not be deemed to constitute a Material adverse change or Material adverse effect with respect to the Company. For purposes of this definition, the word "loss" shall mean any and all direct or indirect payments, obligations, assessments, losses, losses of income, liabilities, costs and expenses paid or incurred, or reasonably likely to be paid or incurred, or diminution in value or reduction in benefits or rights of any kind or character (whether or not known or asserted before the date of this Agreement, fixed or unfixed, conditional or unconditional, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise) that are reasonably likely to occur, including without limitation, penalties, interest on any amount payable to a third party as a result of the foregoing, and any reasonable legal or other expenses reasonably expected to be incurred in connection with defending any demands, claims, actions or causes of action that, if adversely determined, could reasonably be expected to result in losses, and all amounts paid in settlement of claims or actions; provided, however, that losses shall be net of any insurance proceeds entitled to be received from a nonaffiliated insurance company on account of such loss (after taking into account any cost incurred in obtaining such proceeds or any increases in insurance premiums as a direct result thereof). Notwithstanding the foregoing, a Subscriber Contract or Agreement is "Material" if during either calendar year 1998 or calendar year 1999 such Subscriber Contract or Agreement produced or is expected to produce $25,000 of Gross Revenues, respectively.

          "NET WORTH OF THE COMPANY" means the total assets of the Company less the total liabilities of the Company including any costs of conversion from a cash basis to an accrual method of accounting, determined in accordance with GAAP, consistently applied and on the accrual method of accounting. In calculating the total assets of the Company, no material increase in the intangible assets of the Company since December 31, 1998 shall be included in calculating the Net Worth of the Company without the written consent of the Acquirer. Notwithstanding the foregoing, (i) the cost associated with the mail server discussed in Section 6.8 below shall be accounted for in the calculation
                    -----------
of both the assets and liabilities of the Net Worth of the Company and (ii) $60,000 of the Company's accounting cost as described in Section 11.11 below shall not accounted for in the calculation of the Net Worth of the Company.

          "ORDINARY COURSE OF BUSINESS" means conduct of the Business consistent with the past practices of the Company.

          "N.W.S.T. SHARES" means all of the outstanding shares of capital stock of N.W.S.T.

          "OUTAGE" means any loss of service to any system of the Business, including but not limited to network access, e-mail, web, news or other services.

          "PARTY" has the meaning set forth in the preface above.

          "REGISTRATION AGREEMENT" means that certain Registration Agreement to be entered into by and among the Acquirer and the stockholders of the Acquirer.

          "REGISTRATION STATEMENT" means the Acquirer's registration statement on Form S-1 filed with the SEC in connection with the IPO.

          "RELATED TRANSACTIONS" has the meaning set forth in the Recitals.

          "REPORTABLE EVENT" has the meaning set forth in ERISA Sec. 4043.

          "REVENUE RUN RATE" shall mean at any given time the total revenues of the Company for the three-month period ended December 31, 1998 multiplied by a factor of four.

          "SEC" means the U.S. Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) mechanic's, materialmen's and similar liens, (b) liens for Taxes not yet due and payable (or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings), (c) liens arising under workers' compensation, unemployment insurance, social security, retirement, and similar legislation, (d) liens arising in connection with sales of foreign receivables, (e) liens on goods in transit incurred pursuant to documentary letters of credit, (f) purchase money liens and liens securing rental payments under capital lease arrangements, and (g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

          "STOCK PORTION OF THE N.W.S.T. TRANSFER CONSIDERATION" has the meaning set forth in Section 2.2 below.
             -----------

          "SUBSCRIBER" means any customers of the Company who (a) are currently connected to and receiving internet related services from the Company's Systems;
(b) are being charged or have pre-paid the Company standard rates (which rates are set forth on Schedule 4.23) pursuant to Company's standard form contracts
                 -------------
previously provided to the Acquirer; (c) have paid such stated rates in full for at least one full month; (d) are not two or more months delinquent in the payment of any invoice from the Company; (e) have not, in the preceding two months, been given a waiver or forgiveness of service charges; (f) have not received any inducement to become connected to the Company's Systems or to receive or pay for services (other than pursuant to the Company's customary marketing practices); and (g) have not notified the Company of their intention to cancel service.

          "SUBSCRIBER CONTRACT OR AGREEMENT" means any agreement whereby the Company provides services to a Subscriber.

          "SUBSIDIARY" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

          "SWIFT TRANSFER CONSIDERATION" has the meaning set forth in Section 2.2, below.

          "SYSTEMS" means the infrastructure used to provide internet access and related services, including network components, communications facilities, servers, services and service platforms (including for e-mail, news, DNS, web, authentication and other services), power plants, data processing platforms, MIS systems, office automation systems and internal LAN network management systems.

          "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto.

          "TAX RETURN" means any federal, foreign, state and local governmental tax return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "TOGETHER PARTIES" has the meaning set forth in the recitals above.

          "TRANSFER CONSIDERATION" has the meaning set forth in Section 2.2
                                                                -----------
below.

                                  ARTICLE II
                            THE EXCHANGE OF SHARES

     2.1  BASIC TRANSACTIONS.  On and subject to the terms and conditions of
          ------------------
this Agreement, (a) the Acquirer agrees to exchange with the Foundation, and the Foundation agrees to exchange with the Acquirer, all of the Company Shares held by it for the Foundation Transfer Consideration specified below in this Section
                                                                        -------
2, and (b) the Acquirer agrees to exchange with SWIFT, and SWIFT agrees to
-
exchange with the Acquirer, all of the N.W.S.T. Shares, for the SWIFT Transfer Consideration specified below in this Section 2.
                                      ---------

     2.2  TRANSFER CONSIDERATION.
          ----------------------

          (A)  GENERALLY.  The Transfer Consideration exchanged for the
               ---------
Foundation Shares and the N.W.S.T. Shares shall be composed of (i) the Foundation Transfer Consideration, (ii) the Cash Portion of the SWIFT Transfer Consideration, and (iii) the Stock Portion of the SWIFT Transfer Consideration.

          (B)  TRANSFER CONSIDERATION; ADJUSTMENTS.  The Acquirer agrees to
               -----------------------------------
pay to the Foundation and SWIFT in the aggregate, the sum of (i) $7,300,000 in immediately available funds, consisting of $348,000 payable to the Foundation (subject to adjustment as hereinafter provided, the "Foundation Transfer Consideration") (ii) $6,952,000 payable to SWIFT (subject to adjustment as hereinafter provided, the "SWIFT Transfer Consideration") to be adjusted dollar for dollar downward by (1) the amount of any outstanding Funded Indebtedness as of Closing, and (2) the Net Worth adjustment, if any, made pursuant to Section
                                                                       -------
2.3 below; and (iii) $10,100,000 worth of the Acquirer's Shares, consisting of
---
1,010,000 shares of Acquirer's Common Stock (the "STOCK PORTION OF THE TRANSFER CONSIDERATION"), in exchange for the Foundation Shares and the N.W.S.T. Shares to be purchased by the Acquirer pursuant to the terms hereof.

          (C)  ESCROW PAYMENTS.  At the Closing, (i) $17,400 of the Foundation
               ---------------
Transfer Consideration and $347,600 of the Cash Portion of the SWIFT Transfer Consideration will be paid in immediately available funds by wire transfer to the Escrow Agent and (ii) five percent (5%) of the Stock Portion of the SWIFT Transfer Consideration in the form of the Acquirer's Shares valued as of the Closing Date shall be delivered to the Escrow Agent by the Acquirer to collectively be held in escrow pursuant to Section 2.9 for satisfaction of the
                                           -----------
Together Parties' indemnification obligations specified in Article IX.
                                                           ----------

          (D)  PAYMENT.  The balance of the Foundation Transfer Consideration
               -------
and of the Cash Portion of the SWIFT Transfer Consideration shall be paid by the Acquirer at the Closing by delivery of immediately available funds by wire transfer in the percentages set forth on the Allocation Summary. The balance of the Stock Portion of the SWIFT Transfer Consideration shall be issued by the Acquirer at the Closing by the delivery of the Acquirer's Shares to SWIFT The sum of the Foundation Transfer Consideration, the Cash Portion of the SWIFT Transfer Consideration, and the Stock Portion of the SWIFT Transfer Consideration shall be referred to as the "TRANSFER CONSIDERATION." Cash by wire transfer of immediately payable funds will be paid in lieu of any fractional Acquirer's Shares which would otherwise be issued in accordance with this Agreement.

     2.3  NET WORTH ADJUSTMENT.  The Foundation Transfer Consideration and the
          --------------------
Cash Portion of the SWIFT Transfer Consideration shall be adjusted downward pro
                                                                            ---
rata on a dollar-for-dollar basis by the amount by which the Net Worth of the
----
Company, determined on the same basis as was used in the preparation of the balance sheet included in the Company's December 31, 1998 Financial Statements (the "1998 Balance Sheet"), is less than negative $49,322 as of the Closing Date. The Net Worth of the Company as of the Closing Date shall be estimated by the Company in good faith upon the request of the Acquirer prior to the Closing Date. To the extent the actual Net Worth as of the Closing Date as determined by E&Y after the Closing Date, determined on the same basis as was used in the preparation of the 1998 Balance Sheet, is less than the Net Worth estimated by the Company, the difference shall be refunded to the Acquirer from the Escrow Sum.

     2.4  RESERVED.
          --------

     2.5  RESERVED.
          ---------

     2.6  THE CLOSING.  The closing of the transactions contemplated by this
          -----------
Agreement (the "CLOSING") shall take place at the offices of Hogan & Hartson, L.L.P. in Washington, D.C. commencing at 9:00 a.m. local time simultaneously with the closing of the IPO and the Related Transactions or such other date as the Acquirer and the Together Parties may mutually determine (the "CLOSING DATE").

     2.7  DELIVERIES AT THE CLOSING.  At the Closing, (a) the Together Parties
          -------------------------
will deliver to the Acquirer the various certificates, instruments, and documents referred to in Section 8.1 below, (b) the Acquirer will deliver to the
                         -----------
Together Parties (as applicable) the various certificates, instruments, and documents referred to in Section 8.2 below, (c) the Foundation will deliver to
                         -----------
the Acquirer stock certificates representing all of the Foundation Shares it owns and SWIFT will deliver to the Acquirer the N.W.S.T. Shares, endorsed in blank or accompanied by duly executed assignment documents and (d) the Acquirer will deliver to the Foundation and SWIFT the Transfer Consideration specified in
Section 2.2 above, subject to adjustment after the Closing pursuant to Sections
-----------                                                            --------
2.3 above and Section 2.9 below.
---           -----------

     2.8  RESERVED.
          --------

     2.9  ESCROW ARRANGEMENTS.  Pursuant to the Escrow Agreement to be entered
          -------------------
into among the Foundation, SWIFT, the Acquirer and the Escrow Agent (i) $365,000 of the Foundation Transfer Consideration and of the Cash Portion of the SWIFT Transfer Consideration (the "CASH ESCROW") in immediately available funds and
(ii) five percent (5%) of the Stock Portion of the N.W.S.T. Transfer Consideration in the form of Acquirer's Shares shall be delivered to the Escrow Agent at Closing. Such monies and securities (which, together with all interest accrued thereon which may be due to the Party to whom such funds are ultimately paid in accordance with the terms of the Escrow Agreement, is herein referred to as the "ESCROW SUM") shall be held pursuant to the terms of the Escrow Agreement for payment from such Escrow Sum of the amounts, if any, owing by the Together Parties to the Acquirer pursuant to the indemnification provisions of Article IX
                                                                      ----------
below, together with accrued interest thereon. Pursuant to the terms of the Escrow Agreement, the Cash Escrow shall be used first, and the Stock Escrow shall be used second, to satisfy any such owed amounts. At the conclusion of the period ending on the first anniversary of the Closing Date (such period being referred to herein as the "ESCROW PERIOD"), such remaining portion of the Escrow Sum not theretofore paid to the Acquirer in accordance with the terms of the Escrow Agreement or subject to a pending claim under the Escrow Agreement and this Agreement shall be disbursed to the Foundation and SWIFT together with accrued interest thereon. The Foundation, SWIFT and the Acquirer agree that each will execute and deliver such reasonable instruments and documents as are furnished by any other Party to enable such furnishing Party to receive those portions of the Escrow Sum to which the furnishing Party is entitled under the provisions of the Escrow Agreement and this Agreement.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
       RELATING TO N.W.S.T. AND SWIFT, THE FOUNDATION AND ELLA CISNEROS

          The Foundation, N.W.S.T., SWIFT and Ella Cisneros jointly and severally represent and warrant to the Acquirer as follows as of the date of this Agreement and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Article III):
-----------

     3.1  AUTHORIZATION OF TRANSACTION. Each of N.W.S.T., SWIFT, the Foundation
          ----------------------------
and Ella Cisneros has full power and authority to execute and deliver this Agreement and to perform its or her obligations hereunder and this Agreement has been duly executed and delivered by each of N.W.S.T., SWIFT, the Foundation and Ella Cisneros. This Agreement constitutes the valid and legally binding obligation of each of N.W.S.T., SWIFT, the Foundation and Ella Cisneros, enforceable against it or her in accordance with its terms and conditions, except that (a) such enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws, decisions or equitable principles now or hereafter in effect relating to or affecting the enforcement of creditors' rights or debtors' obligations generally or non-competition arrangements, and to general equity principles, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (the terms of clause (a) and (b) are sometimes collectively referred to as the "EQUITABLE EXCEPTIONS"). N.W.S.T., SWIFT, the Foundation and Ella Cisneros need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement (other than as provided for in Article II of this
                                                              ----------
Agreement).

     3.2  NONCONTRAVENTION.  Neither the execution and delivery of this
          ----------------
Agreement by N.W.S.T., SWIFT, the Foundation and Ella Cisneros, nor the consummation of the transactions contemplated hereby by N.W.S.T., SWIFT, the Foundation and Ella Cisneros, will (a) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which N.W.S.T., SWIFT, the Foundation and Ella Cisneros is subject or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any part the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which N.W.S.T., SWIFT, the Foundation or Ella Cisneros is a party or by which either of them is bound or to which any of their respective assets is subject.

     3.3  BROKER'S FEES.  None of N.W.S.T., SWIFT, the Foundation and Ella
          -------------
Cisneros has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Acquirer could become liable or obligated.

     3.4  INVESTMENT.  Neither of SWIFT nor Ella Cisneros is acquiring the
          ----------
Acquirer's Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

     3.5  COMPANY SHARES.  The Foundation and N.W.S.T. hold of record and
          --------------
beneficially own the Company Shares in the numbers set forth next to their names on Schedule 4.2. SWIFT holds of record and beneficially owns the N.W.S.T.
   ------------
Shares. The Company Shares and the N.W.S.T. Shares are free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), claims, Taxes, Security Interests, options, warrants, rights, contracts, calls, commitments, equities, and demands. None of the Foundation, N.W.S.T., Ella Cisneros and SWIFT is a party to (or have otherwise waived all rights under) any option, warrant, right, contract, call, put, or other agreement or commitment providing for the disposition or acquisition of any capital stock of the Company or N.W.S.T. (other than this Agreement). None of the Foundation, N.W.S.T., Ella Cisneros and SWIFT is a party to (or has otherwise terminated) any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company or N.W.S.T. Ella Cisneros is the sole stockholder of SWIFT

     3.6  DISCLOSURE.  To the Knowledge of the Foundation, N.W.S.T., Ella
          ----------
Cisneros and SWIFT, the representations and warranties contained in this Article
                                                                         -------
III do not contain any untrue statement of a Material fact or omit to state any
---
Material fact necessary in order to make the statements contained in this
Article III not misleading.
-----------

     3.7  ORGANIZATION, QUALIFICATION AND CORPORATE POWER.  The Foundation and
          ------------------------------------------------
SWIFT are corporations duly organized, validly existing, and in good standing under the laws of the jurisdictions of their incorporation. The Foundation and SWIFT are duly authorized to conduct business and are in good standing under the laws of all states in which the nature of their businesses or the ownership or leasing of their properties requires such qualification. Schedule 3.7 lists the directors and officers of
                             ------------
the Foundation and SWIFT The Foundation and SWIFT have delivered to the Acquirer correct and complete copies of the charters and bylaws of the Foundation and SWIFT (as amended to date). The Foundation and SWIFT are not in default under or in violation of any provision of their charters or bylaws.

     3.8  REGULATION S.
          -------------

          (a) Neither SWIFT nor Ella Cisneros is a U.S. Person as that term is defined in Regulation S promulgated under the Securities Act ("REGULATION S").

          (b) Each of SWIFT and Ella Cisneros is outside the United States as of the date of the execution and delivery of this Agreement and will be outside the United States at the time of the closing of the transactions contemplated by this Agreement; provided, that delivery of the N.W.S.T. Shares to Acquirer and
                --------
delivery of the Acquirer's Shares to SWIFT may be effected in the United States through an agent of SWIFT as long as each of SWIFT and Ella Cisneros is outside the United States at the time of such deliveries.

          (c) Each of SWIFT and Ella Cisneros is acquiring the Acquirer's Shares for their own account and not for the account or benefit of any U.S. Person and neither of them is a Distributor as that term is defined in Regulation S; upon consummation of the transactions contemplated by this Agreement, SWIFT and/or Ella Cisneros will be the sole beneficial owners of the Acquirer's Shares and neither of them has pre-arranged any sale with any purchaser or purchasers who is or are a U.S. Person or U.S. Persons in the United States.

          (d) Each of SWIFT and Ella Cisneros is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of their investments and to make an informed decision relating thereto.

          (e) Neither SWIFT nor Ella Cisneros is an underwriter of, or dealer in, any of the Acquirer's Shares issued hereunder, and neither SWIFT nor Ella Cisneros is participating, pursuant to a contractual agreement or otherwise, in the distribution of any of the Acquirer's Shares.

          (f) Neither SWIFT nor Ella Cisneros is an affiliate of the Acquirer as that term is defined in Rule 405 promulgated under the Securities Act.

          (g) Each of SWIFT and Ella Cisneros represents and warrants and hereby agrees that all offers and sales of the Acquirer's Shares shall be made only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

          (h) Each of SWIFT and Ella Cisneros represents and warrants and hereby agrees not to engage in hedging transactions with regard to the Acquirer's Shares unless in compliance with the Securities Act.

          (i) Each of SWIFT and Ella Cisneros acknowledges that acquisition of the Acquirer's Shares involves a high degree of risk, and is aware of these risks and further acknowledges that SWIFT and Ella Cisneros can bear the economic risk of the acquisition of the Acquirer's Shares, including the total loss of their investment.

          (j) Each of SWIFT and Ella Cisneros understands that the Acquirer's Shares have not been and will not be registered under the Securities Act and are being offered and sold to SWIFT in reliance on specific exemptions from the registration requirements of U.S. securities laws and that the Acquirer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of S.W.I.F.T and Ella Cisneros set forth herein in order to determine the applicability of such exemptions and the suitability of SWIFT and Ella Cisneros to acquire beneficial ownership of the Acquirer's Shares.

          (k) Each of SWIFT and Ella Cisneros understands that, in the view of the SEC, the statutory basis for the exemption claimed for this transaction would not be available if the offering of the Acquirer's Shares, including, without limitation, any series of transactions relating thereto, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act.

          (l) Each of SWIFT and Ella Cisneros expressly acknowledges that, in accordance with the provisions of Regulation S, the Acquirer is required to refuse to register any transfer of the Acquirer's Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

          (m) Each of SWIFT and Ella Cisneros acknowledges and hereby agrees that any certificate or certificates representing the Acquirer's Shares to be issued to SWIFT hereunder shall bear a legend substantially in the following form until the first anniversary of the Closing Date:

     The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be encumbered, pledged, hypothecated, sold, transferred or otherwise disposed of within the United States or to or for the account or benefit of U.S. Persons except in accordance with the provisions of Regulation S promulgated under the Act, pursuant to registration under the Act or pursuant to an available exemption from registration. The holder may not engage in any hedging transactions with regard to these securities unless conducted in compliance with the Act.

                                  ARTICLE IV
            REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY
                                 AND N.W.S.T.

          The Foundation, N.W.S.T., SWIFT and Ella Cisneros jointly and severally represent and warrant to the Acquirer that, subject to the specific qualifications and limitations set forth herein, the statements contained in this Article IV are correct and complete as of the date of this
     ----------

Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV). Unless otherwise noted, or unless the
                          ----------
context otherwise indicates, all references to the Company in Sections 4.3
                                                              ------------
through 4.24 below shall also refer to N.W.S.T.
------------

     4.1  ORGANIZATION, QUALIFICATION, AND CORPORATE POWER.  The Company and
          ------------------------------------------------
N.W.S.T. are corporations duly organized, validly existing, and in good standing under the laws of the jurisdictions of their incorporation. The Company is duly authorized to conduct business and is in good standing under the laws of the States of New Hampshire and New York, which are the only jurisdictions in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where any failure so to qualify would not have a Material adverse effect on the Company. N.W.S.T. is duly authorized to conduct business and is in good standing under the laws of all states in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. The Company has full corporate power and authority to carry on the Business and to own and use the properties owned and used by it.
Schedule 4.1 lists the directors and officers of the Company and N.W.S.T.  The
------------
Company and N.W.S.T. have delivered to the Acquirer correct and complete copies of the charters and bylaws of the Company and N.W.S.T. (as amended to date). The minute books containing the records of meetings and/or resolutions of the stockholders, the board of directors, and any committees of the board of directors, the stock certificate books and the stock record books of the Company and N.W.S.T. are correct and complete in all Material respects. The Company and N.W.S.T. are not in default under or in violation of any provision of their charters or bylaws.

     4.2  CAPITALIZATION.
          --------------

     (a)  THE COMPANY. The entire authorized capital stock of the Company
          -----------
consists of 1,000 shares of common stock authorized, no par value, of which 100 shares are issued and outstanding, none are subject to issuance pursuant to vested options, none are subject to issuance pursuant to unvested options and none are reserved for issuance pursuant to future option grants. The issued and outstanding shares of, and the holders of record of, the capital stock of the Company are set forth on Schedule 4.2 attached hereto. All of the issued and
                         ------------
outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Foundation and N.W.S.T. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition, or acquisition of any of its capital stock. There are no outstanding or authorized options, stock appreciation, phantom stock, or similar rights with respect to the Company. There are no voting trusts, proxies, or any other agreements or understandings with respect to the voting of the capital stock of the Company.

     (b)  N.W.S.T.  The entire authorized capital stock of N.W.S.T. consists of
          --------
1,500 shares of common stock authorized, $1.00 par value, of which 1,000 shares are issued and outstanding, none are subject to issuance pursuant to vested options, none are subject to issuance pursuant to unvested options and none are reserved for issuance pursuant to future option grants. The issued and outstanding shares of, and the holders of record of, the capital stock of N.W.S.T. are set forth on Schedule 4.2 attached hereto. All of the issued and
                          ------------
outstanding shares of N.W.S.T. have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by SWIFT There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which the N.W.S.T. is a party or which are binding upon N.W.S.T. providing for the issuance, disposition, or acquisition of any of its capital stock. There are no outstanding or authorized options, stock appreciation, phantom stock, or similar rights with respect to N.W.S.T. There are no voting trusts, proxies, or any other agreements or understandings with respect to the voting of the capital stock of N.W.S.T.

     4.3  NONCONTRAVENTION.  Neither the execution and the delivery of this
          ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(a) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or bylaws of the Company, except to the extent any such violation does not or could not reasonably be expected to result in a Material adverse effect on the Company, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets are subject (or result in the imposition of any Security Interest upon any of its assets), except where any of the foregoing does not or could not reasonably be expected to have an adverse effect. The Company does not need to give any notice to, make any filing with, nor obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     4.4  SUBSIDIARIES.  The Company has no Subsidiaries other than the
          ------------
parent/subsidiary relationship between N.W.S.T. and the TGF Technologies, Inc., other than S.G.I. Corp.

     4.5  FINANCIAL STATEMENTS.  Attached hereto as Exhibit B are the Company's
          --------------------                      ---------
financial statements (collectively the "FINANCIAL STATEMENTS") for its three most recent fiscal years. The Financial Statements have been prepared in accordance with standards described on Exhibit B applied on a consistent basis
                                       ---------
throughout the periods covered thereby, fairly present the financial condition of the Company as of such dates, and are consistent with the books and records of the Company (which books and records are correct and complete) in all Material respects.

     4.6  EVENTS SUBSEQUENT TO DECEMBER 31, 1998. Since December 31, 1998,
          --------------------------------------
there has not been any Material adverse change in the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of the Company. Without limiting the generality of the foregoing since that date, except as set forth on Schedule 4.6 :
                                        ------------

          (A) The Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

          (B) The Company has not entered into any Material contract, lease, sublease, license or sublicense (or series or related contracts, leases, subleases, licenses and sublicenses) outside the ordinary course of business;

          (C) The Company has not made any capital expenditure (or series of related capital expenditures) involving more than $200,000 in the aggregate, or outside the Ordinary Course of Business;

          (D) The Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement with any of its full-time staff employees other than in the Ordinary Course of Business;

          (E) The Company has not granted any dividends or any increase outside the Ordinary Course of Business in the base compensation of any of its directors, officers, and employees, nor has the Company made any payments or promises or commitments to make any other payments (other than salary and reimbursement of customary expenses) to any of such Persons, including without limitation bonuses other than in the Ordinary Course of Business; and

          (F)  The Company has not adopted any (i) bonus, (ii) profit-sharing,
(iii) incentive compensation, (iv) pension, (v) retirement, (vi) medical, hospitalization, life, or other insurance, (vii) severance or (viii) other plan, contract or commitment for any of its directors, officers, and employees, or modified or terminated any existing plan, contract or commitment.

     4.7  UNDISCLOSED LIABILITIES.  Except as set forth on Schedule 4.7, the
          -----------------------                          ------------
Company does not have any Liability (and, to its Knowledge, there is no valid Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Company giving rise to any Liability) which is individually in excess of $25,000, except for (a) Liabilities set forth on the face of the 1998 Balance Sheet, and (b) Liabilities which have arisen after the December 31, 1998 in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceedings, hearing, investigation, claim, or demand).

     4.8  TAX MATTERS.  Except as set forth on Schedule 4.8:
          -----------                          ------------

          (A) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes the Company (whether or not shown on any Tax Return) based on operations through December 31, 1998 and due and payable as of the date hereof have been paid or accrued on the 1998 Balance Sheet. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by any taxing authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax, other than for Taxes that are not yet due which are accrued for since December 31, 1998.

          (B) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party and the Company has properly reflected the status of all employees and independent contractors in connection therewith as required by applicable Tax law and the Fair Labor Standards Act of 1938, as amended, and the rules and regulations promulgated thereunder.

          (C) The Company has not received any notice that any taxing authority intends to assess any additional Taxes for any period for which Tax Returns have been filed, and none of the Together Parties, no officer of the Company and no employee of the Company with responsibility for Tax matters has Knowledge of any valid Basis upon which a claim for such additional Taxes could validly be made. There is no dispute or claim concerning any Tax Liability of the Company either
(i) claimed or raised by any authority in writing or (ii) as to which any of the Together Parties or any of the officers of the Company or employees responsible for Tax matters of the Company has Knowledge based upon personal contact with any agent of such authority. Schedule 4.8 lists all federal, state, local, and
                              ------------
foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1995, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to the Acquirer correct and complete copies of all federal income Tax Returns filed, examination reports received, assessed against or agreed to, by the Company since December 31, 1995. The Company has not waived any statute of limitations in respect of Taxes which waiver is currently in effect. The Company is not a party to any "closing agreement," as described in Section 7121 of the Code or any corresponding provision of state or local Tax law, and there are no Tax rulings or requests for Tax rulings with respect to the Company.

          (D) The Company has not filed a consent under Code Sec. 341(f) concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that, under any circumstances, will not be deductible to the Company under Code Sec. 280G. The Company is not and has never been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2). The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6662. The Company is not a party to any Tax allocation or sharing agreement. The Company has never been (nor has any Liability for unpaid Taxes because it once was) a member of an Affiliated Group filing a consolidated federal income Tax Return and has never incurred any Liability for the Taxes of any Person under Treas. Reg. (S)1.1502-6 (or any similar provision of state, local, or foreign law). The Company has never incurred any Liability for the Taxes of any Person as a transferee or successor, by contract, or otherwise.

     4.9  TANGIBLE ASSETS.  The Company owns or leases substantially all
          ---------------
tangible assets necessary for the conduct of the Business as presently conducted; notwithstanding the foregoing, the Parties acknowledge that the Company's mail server is currently operating slightly beyond capacity. To the Knowledge of the Together Parties, each such tangible asset of the Company is free from Material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

     4.10 NO OWNED REAL PROPERTY.  The Company does not own nor does it have any
          ----------------------
interest in any real property or improvements thereon (other than the leases disclosed in Schedule 4.12, and the leasehold improvements relating to the same)
             -------------
nor does the Company have any options, agreements or contracts under which it has the right or obligation to acquire any interest in any real property or improvements.

     4.11 INTELLECTUAL PROPERTY.
          ---------------------

          (A)  Attached hereto as Schedule 4.11 is a list and brief description
                                  -------------
of all Intellectual Property owned or utilized by the Company, other than standard off-the-shelf software used by the Company. The Company has furnished the Acquirer with copies of all license agreements to which the Company is a party, either as licenser or licensee, with respect to any Intellectual Property. Except as set forth on Schedule 4.11, to the Knowledge of the Together
                                 -------------
Parties, the Company has good title to or the right to use all the Intellectual Property necessary for the conduct of the Business, as presently conducted or currently proposed to be conducted and the Company is not infringing on any Intellectual Property right of others, and the Together Parties have no Knowledge of any infringement by others of any such rights owned by the Company.

          (B)  Except as set forth on Schedule 4.11, to the knowledge of the
                                      -------------
Together Parties, all licenses set forth on Schedule 4.11 are valid and binding
                                            -------------
obligations of the Company, and to the Knowledge of the Together Parties, of the other parties thereto, and enforceable against the Company and, to the Knowledge of the Together Parties, the other parties thereto, in accordance with their respective terms, except for the Equitable Exceptions, except where any failure would not have a Material adverse effect on the Company.

          (C)  Except as set forth on Schedule 4.11, the Company has taken all
                                      --------------
commercially reasonable measures to protect and maintain the rights of the Company in its Intellectual Property. Each piece of Intellectual Property used by the Company is used with the authorization of every other claimant thereto and the execution, delivery and performance of this Agreement will not impair such use, except where any failure would not have a Material adverse effect on the Company.

          (D) The Company has also delivered to the Acquirer correct and complete samples or copies of all trademarks, service marks, trade names, copyrights, patents, registrations and, as relate to the foregoing, applications, licenses, agreements, and permissions (as amended to date) held by the Company, and have made available to the Acquirer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Except as set forth on Schedule 4.11, to the
                                                      -------------
Knowledge of the Together Parties with respect to each item of Intellectual Property used in, or otherwise necessary for the conduct of, the Business as heretofore conducted: (i) the identified owner possesses all right, title, and interest in and to the item; (ii) the item is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge; (iii) no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or, to the Knowledge of any of the Together Parties (and employees of the Company with responsibility for Intellectual Property matters) of the Company, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and (iv) the Company has not agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item, except where any failure would not have a Material adverse effect on the Company.

          (E) To the Knowledge of the Together Parties, none of the Material computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by the Company in the conduct of its business will in any Material respect malfunction, cease to function, generate incorrect data, or produce incorrect results when processing, providing, and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries through the year 2030.

     4.12 CONTRACTS.  Except as disclosed on Schedule 4.12, the Company is not a
          ---------                          -------------
party to or bound by, and none of the assets of the Company are covered by or subject to the following contracts, agreements, Subscriber Contracts or Agreements (whether written or oral):

          (A) any written agreement (or group of related written agreements) for the lease of real or personal property from or to third parties providing for lease payments in excess of $25,000 per annum;

          (B)  any Material equipment or supplier agreement;

          (C) any written agreement (or group of related written agreement) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $25,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

          (D)  any Material Subscriber contract;

          (E) any formal or informal partnering arrangement with any merchant or service or Web content provider;

          (F) any agreement with any local exchange carrier, competitive local exchange carrier, competitive access provider or other telecommunications carrier;

          (G) any peering, transit or other agreement with any Internet service provider, online company or similar entity; or

          (H) any written arrangement requiring confidentiality or noncompetition other than the confidentiality agreement between Company and the Acquirer dated January 28, 1999, (the "Confidentiality Agreement") and agreements with customers, employees or subcontractors in the Ordinary Course of Business;

          (I) any other written arrangement (or group of related written arrangements) either involving more than $25,000 per annum or not entered into in the Ordinary Course of Business.

  The Company has delivered to the Acquirer or made available for review by the Acquirer a correct and complete copy of each written arrangement listed on
Schedule 4.12 (as amended to date).  With respect to each written arrangement so
-------------
listed and assuming Material performance by the other parties thereto: (a) the written arrangement is legal, valid, binding, enforceable, and in full force and effect, subject to Equitable Exceptions; (b) the written arrangement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the Closing, subject to Equitable Exceptions; (c) the Company is not, nor to the Knowledge of the Together Parties is any other party to such agreements, in breach or default, and no event has occurred which to the Knowledge of the Together Parties with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement; and (d) the Company has not, nor to the Knowledge of the Together Parties has any other party, repudiated any provision of the written arrangement. Except as set forth on Schedule 4.12, the Company is not a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in Schedule
                                                                     --------
4.12 under the terms of this Section 4.12.  No unfilled Subscriber Contract or
----                         ------------
Agreement obligating the Company to perform services will result in a loss to the Company upon completion of performance. Except as set forth on Schedule
                                                                    --------
4.12, the Company has not been notified that any of its Subscribers intend
----
either to dispute charges in an aggregate amount exceeding $5,000 under or to terminate early a Material Subscriber Contract or Agreement.

     4.13 NOTES AND ACCOUNTS RECEIVABLE.  All notes and accounts receivable of
          -----------------------------
the Company are reflected properly on its books and records, are valid receivables and, to the Knowledge of the Together Parties are subject to no setoffs or counterclaims, are presently current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the 1998 Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

     4.14 INSURANCE.
          ---------

          (A)  Schedule 4.14 sets forth the following information with respect
               -------------
to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past two (2) years: the name address and telephone number of the agent; the name of the insurer, the name of the policyholder, and the name of each covered insured; the policy number and the period of coverage; the scope and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and a description of any material retroactive premium adjustments or other loss sharing arrangements.

     (B)  With respect to each insurance policy listed on Schedule 4.14 and
                                                          -------------
assuming the Material performance of the other parties thereto: (i) the policy is legal, valid, binding, and enforceable and in full force and effect; (ii) the policy will continue to be legal, valid, binding, and enforceable and in full force and effect on identical terms immediately following the Closing Date;
(iii) the Company is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification, or acceleration under the policy; and (iv) the Company has not and to the Knowledge of the Together Parties and the Company, no other party to the policy has repudiated any provision thereof. The Company has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Except as set forth in Schedule 4.14, the Company
                                               -------------
currently has no and has never had any self-insurance arrangements.

     4.15 LITIGATION.  Schedule 4.15 sets forth each instance in which the
          ----------   -------------
Company (a) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge or (b) is a party or, to the Knowledge of the Together Parties, is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Except as specifically described on Schedule 4.15, no
                                                              -------------
matter listed thereon could reasonably be expected, individually, to result in a Material adverse effect on the Company. None of the Together Parties has any reason to believe that any such charge, complaint, action, suit, proceeding, hearing, or investigation having a valid Basis for recovery from or sanction of the Company may be brought or threatened against the Company.

     4.16 EMPLOYEES. To the Knowledge of the Together Parties, no non-clerical
          ---------
employee or any full-time group of employees has any plans to terminate employment with the Company, and the Company has not committed any unfair labor practice.

     4.17 EMPLOYEE BENEFITS.  Except as set forth on Schedule 4.17, the Company
          -----------------                          -------------
has no Employee Benefit Plans that the Company maintains or to which the Company contributes for the benefit of any current or former employee of the Company, and the Company has never been a party to any Employee Benefit Plan.

     4.18 GUARANTIES.  The Company is not a guarantor nor, to the Knowledge of
          ----------
the Together Parties, is it otherwise liable for any Liability or obligation (including indebtedness) of any other person other than such potential liabilities to which the Company is subject based on the acts or omissions of its employees, subcontractors and other agents performing services for the Company in the Ordinary Course of Business (of which the Company has no Knowledge of any claim for actual liability therefor).

     4.19 LEGAL COMPLIANCE.  To the Knowledge of the Together Parties, except as
          ----------------
listed on Schedule 4.8 or Schedule 4.19 or would not, individually or in the
          ------------    -------------
aggregate, have a Material adverse effect on the Company:

          (A) the Company has complied with all laws (including rules and regulations thereunder) of federal, state, local, and foreign governments (and all agencies thereof), including without limitation, all environmental and employee health and safety laws. No charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against the Company which is currently pending and alleges any failure to comply with any such law or regulation.

          (B) the Company has complied with all applicable laws (including rules and regulations thereunder) relating to the employment of labor employee civil rights, hiring of or otherwise engaging non-United States citizens to perform services, and equal employment opportunities.

          (C) the Company has not made or agreed to make any contribution, payment, or gift of funds or property to any governmental official, employee, or agent where either the contribution, payment, or gift or the purpose thereof was illegal under the laws of any federal, state, local, or foreign jurisdiction;

          (D) the Company has filed in a timely manner all reports, documents, and other materials it was required to file (and the information contained therein was correct and complete in all respects) under all applicable laws (including rules and regulations thereunder).

          (E) the Company has possession of all records and documents it was required to retain under all applicable laws (including rules and regulations thereunder).

     4.20 CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY.  Except as set forth
          -----------------------------------------------
on Schedule 4.20, none of the other Together Parties or any of their Affiliates
   -------------
has been involved in any business arrangement or relationship with the Company within the past twelve (12) months other than service relationships in the Ordinary Course of Business, and neither the Together Parties nor their Affiliates owns any material property or right, tangible or intangible, which is used in the business of the Company.

     4.21 BROKERS' FEES.  The Company does not have any Liability or obligation
          -------------
to pay any fees or commissions to any broker, finder, or similar representative with respect to the transactions contemplated by this Agreement.

     4.22 SYSTEMS.  To the Knowledge of the Together Parties, except as set
          -------
forth on Schedule 4.22 and with such other exceptions as will not, individually
         -------------
or in the aggregate, have a Material adverse effect on the Company, (i) all of the Systems services and platform servers are running, or peaking, at no higher than 90% of capacity, (ii) all of the Systems services that under standard industry practice would be so replicated are replicated in a redundant manner across available platform servers, (iii) all remote physical points of presence ("POPS") are secure, conform to equipment manufacturers' recommended environmental parameters, and contain an uninterrupted power supply with a battery back-up of at least [60] minutes, (iv) the ratio of Subscribers to modems does not exceed 10:1 at any of the POPs, (v) the configuration diagrams provided to the Acquirer reasonably represent the redundant network facilities between major backbone locations, and between remote physical POPs and major network concentration points,

(vi) the existing power plant at the Company's main location is equipped with an uninterrupted power supply with a battery back-up of at least [30] minutes,
(vii) except in Glens Falls, New York, and Waitsfield, Vermont all deployed dial-in modem, modem shelf and corresponding technology conform to applicable industry standards necessary to support Subscriber traffic at a rate of 56Kbps or above, (viii) all Systems owned, leased by, or licensed to or by the Company, which will be in use by the Company after February 28, 1999, are, or are in the process of being made to be year 2000 compliant, (ix) the Company utilizes a DHCP, or other dynamic, IP address allocation scheme that conforms to industry standards, and (x) the Company has access to the quantity of IP addresses sufficient to support the Company's Subscriber base as currently existing.

     4.23 SUBSCRIBERS.  Schedule 4.23 sets forth (a) the number or Subscribers
          -----------   -------------
served by the Company by type of business (i.e., segregated by the following categories, if applicable to the Company: (i) dial-up, (ii) dedicated access,
(iii) web hosting, and (iv) other businesses) as of December 31, 1998 and the Company's standard rates for such Subscribers for each type of business; (b) for the period commencing January 1, 1997 through December 31, 1998, the Company's monthly churn rate (consisting of (i) cancellations of month-to-month service and/or long-term subscription or service contracts prior to expiration (ii) terminations of any such contracts, and (iii) non-renewal of any such contracts upon expiration) by business type during each full calendar month prior to the date hereof; and (c) as of December 31, 1998, detail as to the amount of prepaid subscription or service contracts and the amount of unearned revenue for all Subscriber contracts with a remaining term of (i) less than or equal to 90 days,
(ii) greater than 90 days and less than or equal to one year, (iii) greater than one year and less than or equal to two years, (iv) greater than two years and less than or equal to three years and (v) greater than three years.

     4.24 DISCLOSURE.  To the Knowledge of the Together Parties, the
          ----------
representations and warranties contained in this Article IV as amended, modified
                                                 ----------
and/or supplemented by the Disclosure Schedules do not contain any untrue statement of a Material fact or omit to state any Material fact necessary in order to make the statements and information contained in this Article IV not
                                                               ----------
misleading.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF ACQUIRER

          The Acquirer represents and warrants to the Together Parties the statements contained in this Article V are correct and complete as of the date
                             ---------
of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V):
                               ---------

     5.1  ORGANIZATION OF THE ACQUIRER.  The Acquirer is a corporation duly
          ----------------------------
organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     5.2  AUTHORIZATION OF TRANSACTION.  The Acquirer has full power and
          ----------------------------
authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement has been duly executed and delivered by the Acquirer. This Agreement constitutes the valid and legally binding obligation of the Acquirer, enforceable in accordance with its terms and conditions except for Equitable Exceptions. The Acquirer does not need to give any notice to, make any filing with, nor obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement (other than as provided for in
Article II of this Agreement).
----------

     5.3  BROKERS' FEES.  The Acquirer has no Liability nor obligation to pay
          -------------
any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Together Parties could become liable or obligated.

     5.4  ACQUIRER'S CAPITALIZATION.  As of the date of this Agreement, the
          -------------------------
authorized capital stock of the Acquirer consists of (a) 100,000,000 shares of common stock, and (b) 10,000,000 shares of preferred stock. The issued and outstanding shares of and the holders of record of the Acquirer's Common Stock are as set forth in Annex IV, and as of the date hereof, there are no issued and
                    --------
outstanding shares of preferred stock. All of the Acquirer's issued and outstanding common stock have been duly authorized, are validly issued, fully paid, and nonassessable.

     5.5  NONCONTRAVENTION.  Neither the execution and the delivery of this
          ----------------
Agreement by Acquirer, nor the consummation of the transactions contemplated hereby by the Acquirer, will (a) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, change, or other restriction of any government, governmental agency, or court to which the Acquirer is subject or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any part the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other agreement to which the Acquirer is a party or by which it is bound or to which any of its assets are subject.

     5.6  DISCLOSURE.  To the Knowledge of the Acquirer, the representations and
          ----------
warranties contained in this Article V do not contain any untrue statement of a
                             ---------
fact or omit to state any Material fact necessary in order to make the statements in Article V not misleading.
              ---------

                                  ARTICLE VI

                             PRE-CLOSING COVENANTS

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing or the earlier termination of this Agreement:

     6.1  GENERAL.  Each of the Parties will use its reasonable efforts to take
          -------
all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Article IX below).
                                               ----------

     6.2  NOTICES AND CONSENTS.  Each of the Parties will give any notices to
          --------------------
third-parties, and will use best efforts to obtain third-party consents, that the other Party may reasonably request in connection with matters disclosed or required to be disclosed on the Disclosure Schedules. Each of the Parties will take any additional action (and N.W.S.T. and SWIFT will cause the Company to take any additional action) that may be necessary, proper, or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of governments, governmental agencies, and third parties that he, she or it may be required to give, make, or obtain.

     6.3  OPERATION OF BUSINESS PRIOR TO THE CLOSING DATE.  Except as
          -----------------------------------------------
contemplated hereby, or as may be incidental to or in furtherance of the transactions contemplated hereby, or as may have been set forth herein or in the Disclosure Schedules, the Company will not (and N.W.S.T., SWIFT and Ella Cisneros will not cause or permit the Company to) engage in any practice, take any action, embark on any course of inaction, or enter into any transaction outside the Ordinary Course of Business other than as described in Section 6.11.
                                                                   ------------
All references to the Company contained in this Section 6.3 shall also refer to N.W.S.T. Without limiting the generality of the foregoing, from the date hereof to the Closing Date:

          (A) the Company will not adopt or propose any change in its certificate of incorporation or bylaws;

          (B) the Company will not merge or consolidate with any other Person or acquire a material amount of assets of any other Person;

          (C) the Company will not sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments and (ii) in the ordinary course of business;

          (D) except as otherwise provided for in this Agreement, the Company will not issue, sell, purchase, repurchase, redeem or otherwise acquire any Company securities;

          (E) except with the prior written consent of the Acquirer, the Company shall not make any Tax election that would have an adverse effect on the Company;

          (F) the Company will timely file all Tax Returns due on or before the Closing Date and pay (or reserve for) all Taxes due and payable with respect to periods;

          (G)  the Company will not do any of the items described in Section
                                                                     -------
4.6; and


          (H) the Company will not agree or commitment to do any of the foregoing.

     6.4  PRESERVATION OF BUSINESS.  Except as contemplated hereby, or as may be
          ------------------------
incidental to or in furtherance of the transactions contemplated hereby, or as may have been set forth herein or in the Schedules, N.W.S.T., SWIFT and Ella Cisneros will cause the Company to use reasonable commercial efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensers, suppliers, Subscribers, any other customers, and employees.

     6.5  ACCESS.
          ------

          (A) Only in the event that neither the Acquirer nor the Together Parties exercise their right to terminate this Agreement as provided in Article
                                                                        -------
X herein, the Together Parties will cause the Company to permit the Acquirer's
-
representatives access at reasonable times by advance arrangement, and in a manner so as not to interfere with the normal business operations of the Company, to the headquarters of the Company and to all books, records, contracts, Tax records, and documents of or pertaining to the Company; provided, however, that the Acquirer shall direct all requests for information and material only through Ella Cisneros or her designee in writing or the Together Parties' legal counsel, unless otherwise agreed to by the Acquirer and Ella Cisneros in writing.

          (B) The Acquirer shall proceed to arrange in writing with Ella Cisneros or her designee or the Together Parties' legal counsel a mutually agreeable time and place at which the Acquirer may conduct interviews with key employees and/or customers of the Company mutually agreed to in writing by the Acquirer and Ella Cisneros or her designee or the Together Parties' legal counsel.

     6.6  NOTICE OF DEVELOPMENTS.  The Company and N.W.S.T. will give prompt
          ----------------------
written notice to the Acquirer of any Material development adversely affecting the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of the Company and N.W.S.T. including but not limited to (a) any development affecting the ability of the Company and N.W.S.T. to consummate the transactions contemplated by this Agreement, (b) any Outage affecting more than 1% of all Subscribers lasting for 3 hours or more or (c) any loss of any Material Subscriber or any Material equipment or other supplier to the Company. No disclosure by any Party pursuant to this Section 6.6 shall be
                                                          -----------
deemed to amend or supplement the Disclosure Schedules or to prevent or cure any misrepresentation, breach of warranty, and/or breach of covenant.

     6.7  EXCLUSIVITY.  Until the earlier of termination of this Agreement in
          -----------
accordance with Article X or June 30, 1999, the Together Parties will not (a) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to any (i) liquidation, dissolution, or recapitalization, (ii) merger or consolidation, (iii) acquisition or purchase of securities or assets or (iv) similar transaction or business combination involving the Company, or
(b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. The Together Parties will notify the Acquirer immediately if any entity or person makes any such proposal, offer, inquiry, or contact with respect to any of the foregoing and will provide the identity of such entity or person as well as any other relevant details regarding the contact.

     6.8  MAIL SERVER.  The Company shall use commercially reasonable efforts to
          -----------
install a new mailer server.

     6.9  RESERVED.
          ---------

     6.10 LANDLORD'S CONSENTS.  The Company shall use all commercially
          -------------------
reasonable efforts on or before the Closing Date to obtain from its landlord (unless not specifically required under the pertinent premises lease) written consent to the assignment of the Company's lease being assumed by the Acquirer, which assignment is deemed to have resulted from the transactions contemplated by this Agreement.

     6.11 RESERVED.
          ---------

     6.12 TAX MATTERS.
          ------------

          (A)  TAX RETURNS. The Company and N.W.S.T. shall, and N.W.S.T., SWIFT
               -----------
and Ella Cisneros shall cause the Company to, file with the appropriate governmental authorities all Tax returns required to be filed by it for any taxable period ending prior to the Closing Date and the Company shall remit any Taxes due and payable in respect of such Tax returns. In addition, the Company shall cause E&Y to prepare a short period tax return for Company covering the period January 1, 1998 through the Closing Date. The cost of preparation of such short period tax return shall be paid by SWIFT.

          (B)  INDEMNITY. The Together Parties (other than the Company and
               ---------
N.W.S.T.) shall be liable for, and shall indemnify and hold Acquirer, the Company and N.W.S.T. harmless against, any Taxes or other costs attributable to a failure on the part of any of the such other Together Parties to take all actions required of them under this Section 6.12 for periods prior to the
                                    ------------
Closing Date.


     6.13 MANAGEMENT LETTERS, ETC.  The Together Parties and any of the officers
          -----------------------
or directors of the Company, in their capacities as officers and directors of the Company, shall provide all management letters, reports or representations reasonably requested by such auditors in connection with such audits, and in connection with audits of the Company for the years ended December 31, 1998, December 31, 1997 and December 31, 1996.

                                  ARTICLE VII

                            POST-CLOSING COVENANTS

     7.1  GENERAL.  In case at any time after the Closing any further action is
          -------
necessary or desirable to carry out the purposes of this Agreement, each of the Parties and Cisneros will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under
Article IX below).  The Together Parties acknowledge and agree that from and
----------
after the Closing the Acquirer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company; provided that the Together Parties may retain any originals (and shall in such case furnish copies) or copies of the foregoing as shall be necessary to comply with applicable tax and other laws, regulations and ordinances.

     7.2  TRANSITION.  The Together Parties will not take any action that
          ----------
primarily is designed or intended to have the effect of discouraging any lessor, licenser, subscriber, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing for a period of twenty-four (24) months thereafter as it maintained with the Company prior to the Closing.

     7.3  CONFIDENTIALITY.  The Company, N.W.S.T. and the Acquirer, on the one
          ---------------
hand, and the Together Parties, on the other hand, shall, and shall cause their subsidiaries, affiliates, officers, directors, employees, accountants, counsel, financial advisors and other representatives and agents, to treat and hold as such all of the Confidential Information regarding the other Parties, refrain from disclosing or using any of such Confidential Information except in connection with this Agreement and the transactions contemplated hereby for a period of two (2) years from the date hereof, and except as otherwise permitted hereunder or as may be required by law, deliver promptly to the Acquirer or destroy, at the request and option of the Acquirer, all tangible embodiments (and all copies) of the Confidential Information regarding the other Parties which are in the possession of the Company or any of the Together Parties. In the event that any of the Together Parties, other than the Company or N.W.S.T. after the Closing Date, or the Acquirer is requested or required (by request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar legal process) to disclose any Confidential Information, the Company, N.W.S.T. and the Acquirer, on the one hand, or the Together Parties, on the other hand, will notify the other Parties promptly of the request or requirement so that the other Parties may seek an appropriate protective order or waive compliance with the provisions of this Section 7.3.
                                                                 -----------
If, in the absence of a protective order or the receipt of a waiver hereunder, the Company, N.W.S.T. and the Acquirer, on the one hand, or any Together Parties other than the Company and N.W.S.T., or the Acquirer is compelled to disclose any Confidential Information or else stand liable for contempt, then the Company, N.W.S.T. and the Acquirer, on the one hand, or such Together Parties, other than the Company and N.W.S.T. after the Closing Date, or the Acquirer may disclose such Confidential Information; provided, however, that it or they shall use its or their reasonable efforts to obtain, at the reasonable request of the other Parties, an order or other assurance that confidential treatment will be accorded to such portion of such Confidential Information required to be disclosed as the other Parties shall reasonably designate.

     7.4  COVENANT NOT TO COMPETE.  For a period of three (3) years from and
          -----------------------
after the Closing Date, Together Parties other than the Company and N.W.S.T. will not, directly or indirectly, as principal, agent, trustee or through the agency of any corporation, partnership, association or agent or agency, (i) own, manage, control, participate in, consult with, render services for, or in any manner engage in any activity or business competing with the Company in the State of Vermont, (ii) service or solicit from the Company any Subscriber or other customer of the Company, (iii) request or advise any Subscriber or other customer of the Company to withdraw, curtail or cancel such subscriber's or others customer's business with the Company, or (iv) solicit for employment any person employed by the Company at any time within the two (2) year period immediately preceding such solicitation; provided, however, that no owner of less than five percent (5%) of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of that corporation's businesses. For purposes of this Agreement, the Parties have agreed to allocate $50,000 of the Transfer Consideration to the covenant not to compete contained in this Section 7.4.
                                                               -----------

     7.5  TAX FREE EXCHANGE INTENT.  The Parties agree that this transaction
          ------------------------
will occur in conjunction with the Related Transactions, and the Parties intend that the receipt of the Acquirer's Shares by SWIFT and by the parties involved in the Related Transactions will be tax-free under Section 351 of the Code.

     7.6  BOARD REPRESENTATION.  The Acquirer agrees to use its best efforts to
          --------------------
elect or appoint Ella Cisneros to the Board of Directors of Acquirer for a period of not less than three years commencing on the Closing Date.

     7.7  LICENSE AGREEMENT.  The Company will enter into a license agreement
          -----------------
with the Foundation substantially in the form of Exhibit H attached hereto.
                                                 ----------

     7.8  RELATIONSHIP WITH THE FOUNDATION.  The Company, N.W.S.T. and the
          --------------------------------
Foundation shall use their reasonable best efforts to terminate their relationships described in Sections 2 and 4 of Schedule 4.20 of this Agreement.
                           ----------------    -------------

                                 ARTICLE VIII

                      CONDITIONS TO OBLIGATIONS TO CLOSE

     8.1  CONDITIONS TO OBLIGATIONS OF THE ACQUIRER.  The obligation of the
          -----------------------------------------
Acquirer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver of the following conditions:

          (A)  COVENANTS, REPRESENTATIONS AND WARRANTIES. The representations
               -----------------------------------------
and warranties of the Together Parties set forth in Articles III and IV above shall be true and correct in all material respects at and as of the Closing Date and the Together Parties shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

          (B)  CONSENTS. The Together Parties will have procured all third party
               --------
consents and given all notices required in connection with this Agreement and the transactions contemplated hereby, including without limitation all action necessary in connection with and/or the receipt of any notices to, filings with, and authorizations, consents and approvals of governments, governmental agencies, and third parties as set forth herein or in the Disclosure Schedules;

          (C)  RESIGNATIONS.  The Acquirer shall have received the resignations,
               ------------
effective as of the Closing, of each director of the Company and N.W.S.T. prior to the Closing.

          (D)  DOCUMENTS TO BE DELIVERED BY THE TOGETHER PARTIES.  The following
               -------------------------------------------------
documents shall be delivered at Closing by the Together Parties:

               (i)  Certificates. The Together Parties shall have delivered to
                    ------------
the Acquirer Officers' Certificates and Secretary's Certificates substantially in the forms of the certificates respectively attached as Exhibit C-1 and C-2
                                                          -----------     ---
hereto.

               (ii)  Escrow Agreement. The Acquirer shall have received from the
                     ----------------
Foundation and SWIFT an executed Escrow Agreement substantially in the form and substance set forth as Exhibit A attached hereto.
                       ---------

               (iii) Employment Agreements. The Acquirer shall have received
                     ---------------------
from Robin Lane, Philip A. Cecchini and Zachary Chambers executed employment agreements substantially in the form and substance attached hereto as Exhibit E.
                                                                      ---------

               (iv)  Registration Agreement Joinder. The Acquirer shall have
                     ------------------------------
received from SWIFT an executed joinder to the Registration Agreement substantially in the form and substance set forth as Exhibit F attached hereto;
                                                     ---------

               (v)   Subscription Agreement Joinder. SWIFT shall have caused the
                     ------------------------------
executed and delivered to the Acquirer an Equity Subscription Agreement substantially in the form of Exhibit D hereto;
                             ---------

               (vi)  Opinion of Counsel. The Acquirer shall have received from
                     ------------------
the Together Parties and the Company opinion of counsel substantially in the form and substance set forth as Exhibit G hereto.
                                ---------

          (E)  FINANCIAL CONDITION. Each of the following shall be true and
               -------------------
complete as of the Closing Date:

               (i) the Acquirer shall be reasonably satisfied that the Net Worth of the Company on the Closing Date equaled or exceeded negative $49,322 or an appropriate adjustment shall have been made to the Transfer Consideration as provided in Section 2.3
            -----------

               (ii) the Together Parties shall have used commercially reasonable efforts to cause liens and Security Interests securing debts of the Company and N.W.S.T. which have been paid in full prior to or at the Closing to have been fully released of record to the reasonable satisfaction of the Acquirer and all Uniform Commercial Code financing statements covering such paid debts shall have been terminated;

               (iii) no unsatisfied liens for the failure to pay Taxes of any nature whatsoever shall exist against the Company or N.W.S.T., or against or in any way affecting the Company Shares or shares of N.W.S.T.;

               (iv) all of the Company's and N.W.S.T.'s officers, directors and/or key employees shall have repaid in full all debts and other obligations, if any, owed to the Company and N.W.S.T.;

               (v) the Company, Ella Cisneros and Acquirer will terminate the loan described in the definition of Funded Indebtedness, Acquirer shall repay Ella Cisneros the outstanding amount due under such Loan Term Sheet, and all security interests pursuant to such Loan Term Sheet shall be terminated.

          (F)  MATERIAL ADVERSE CHANGE. No Material adverse change with respect
               -----------------------
to the Company amounting to $50,000 or more or Materially adversely affecting the ability of the Company to conduct the Business after the Closing as conducted prior to the Closing shall have occurred;

          (G)  IPO.  The Acquirer has received from the Company the Financial
               ---
Statements and such Financial Statements must, in the opinion of the Acquirer's independent public accountants, be suitable or readily adaptable for incorporation in the Registration Statement, and any prospectus and annual and periodic reports to be filed by the Acquirer with the SEC relating to the IPO and the Registration Statement shall have become effective and there shall be no other impediments to the closing of the IPO not resulting from a breach by the Acquirer of its obligations hereunder or under the Related Transactions documentation; and

          (H)  DELIVERED SHARES.  The Foundation and SWIFT shall deliver the
               ----------------
certificates representing the Foundation Shares and the N.W.S.T. Shares respectively owned by them to the Acquirer, and the acquisition by the Acquirer of the Company Shares so transferred by the Foundation and those owned by N.W.S.T. (the N.W.S.T. shares being all of the outstanding capital stock of N.W.S.T. to be purchased by the Acquirer hereunder) shall represent one hundred percent (100%) of the issued and outstanding capital stock of the Company and all of such Company Shares shall be free and clear of any Security Interests or other liens, claims or encumbrances of any nature whatsoever.

          (I)  DUE DILIGENCE COMPLETED. The Acquirer shall be satisfied in its
               -----------------------
sole discretion with the results of its continuing legal, financial and business due diligence investigation of the Company, all of which shall be final and completed to the Acquirer's satisfaction prior to Closing.

          (J)  TAX RETURNS. The Company and N.W.S.T. shall use their reasonable
               -----------
best efforts to have filed their 1996 and 1997 federal and state tax returns in a manner satisfactory to the Acquirer.

          The Acquirer may waive any condition specified in this Section 8.1 if
                                                                 -----------
it executes a writing so stating at or prior to the Closing.

  8.2     CONDITIONS TO OBLIGATIONS OF THE TOGETHER PARTIES.  The obligations of
          -------------------------------------------------
the Together Parties to consummate the transactions to be performed by them in connection with the Closing are subject to satisfaction or waiver of the following conditions:

          (A)  COVENANTS, REPRESENTATIONS AND WARRANTIES. The representations
               -----------------------------------------
and warranties of the Acquirer set forth in Article V above shall be true and
                                            ---------
correct in all material respects at and as of the Closing Date and the Acquirer shall have performed and complied with all of its covenants hereunder required to be performed and complied with by it at or prior to the Closing in all material respects through the Closing;

          (B)  CONSENTS. The Acquirer will have procured all third party
               --------
consents needed by the Acquirer and given all notices required in connection with this Agreement and the transactions contemplated hereby, including without limitation all action necessary in connection with and/or the receipt of any notices to, filings with, and authorizations, consents and approvals of governments, governmental agencies, and third parties as set forth herein or in the Disclosure Schedules including any filing required under the Hart-Scott-Rodino Act;

          (C)  MINIMUM IPO PRICE.  The Registration Statement shall have become
               -----------------
effective and there shall be no other impediments to the closing of the IPO.

          (D)  DOCUMENTS TO BE DELIVERED BY THE ACQUIRER. The following
               -----------------------------------------
documents shall be delivered at the Closing by Acquirer.

               (i)   Certificates. The Acquirer shall have delivered to the
                     ------------
Together Parties an Officer's Certificate substantially in the form attached as Exhibit C-1 hereto.
-----------

               (ii)  Escrow Agreement. The Foundation and SWIFT shall have
                     ----------------
received from the Acquirer an executed Escrow Agreement substantially in the form and substance set forth as Exhibit A attached hereto.
                                ---------

               (iii) Subscription Agreement Joinder. The Acquirer shall execute
                     ------------------------------
and deliver an Equity Subscription Agreement substantially in the form of Exhibit D hereto, with SWIFT
---------

               (iv)  Employment Agreement. Robin Lane, Philip A. Cecchini and
                     ---------------------
Zachary Chambers shall have received from the Company an executed employment Agreement, substantially in the form and substance attached hereto as Exhibit E;
                                                                      ---------

               (v)   Registration Agreement Joinder. SWIFT shall have received
                     ------------------------------
from the Acquirer an executed joinder to the Registration Agreement substantially in the form and substance set forth as Exhibit F attached hereto;
                                                     ---------
and

               (vi)  Options. The Acquirer shall have issued options for the
                     -------
purchase of shares of the Acquirer's Common Stock to those certain non-stockholder management and employees of the Company and in the amounts and on the terms set forth on Annex VI hereto.
                       --------

          (e)  RECEIPT OF TRANSFER CONSIDERATION. The Foundation and SWIFT shall
               ---------------------------------
receive the Transfer Consideration at the Closing in accordance with Section 2
                                                                     ---------
above.

          (f)  LOAN TERM SHEET. The Company, Ella Cisneros and Acquirer will
               ---------------
terminate the loan described in the definition of Funded Indebtedness, Acquirer shall repay Ella Cisneros the outstanding amount due under such Loan Term Sheet, and all security interests pursuant to such Loan Term Sheet shall be terminated.


          The Together Parties may waive any condition specified in this Section
                                                                         -------
8.2 if they execute a writing so stating at or prior to the Closing.
---

                                  ARTICLE IX

                    REMEDIES FOR BREACHES OF THIS AGREEMENT

     9.1  INDEMNIFICATION OF THE ACQUIRER Except as provided in and subject to
          -------------------------------
Section 9.6, the Together Parties (other than the Company and N.W.S.T.) agree to
-----------
indemnify and hold harmless the Acquirer, each officer and director of the Acquirer and any successor thereof (collectively, the "INDEMNIFIED PARTIES") from and against any and all Adverse Consequences, which any of the Indemnified Parties may sustain, or to which any of the Indemnified Parties may be subjected, arising out of (a) any misrepresentation, breach or default by the Together Parties (other than by the Company or N.W.S.T. after the Closing) of or under any of the representations, warranties, covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith and (b) such other Together Parties' tortious acts or omissions to act prior to Closing for which the Company did not carry liability insurance for itself as the insured party sufficient to satisfy such claim or liability, whether or not such acts or omissions to act result in a breach or violation of any representation or warranty.

     9.2  DEFENSE OF THIRD PARTY CLAIMS.  If any legal proceeding shall be
          -----------------------------
instituted, or any claim or demand made, by any third party against any Indemnified Parties in respect of which such other Together Parties may be liable hereunder (and such determination shall be made without regard to the limitations set forth in Section 9.6), such Indemnified Party shall give prompt
                         -----------
written notice thereof to such other Together Parties and, except as otherwise provided in Section 9.4 below, such other Together Parties shall have the right
            -----------
to defend any litigation, action, suit, demand, or claim for which such Indemnified Party may seek indemnification with counsel satisfactory to such other Together Parties; provided, however, that such other Together Parties may not settle any such litigation, action, suit, demand, or claim without the prior written consent of the Acquirer, which shall not be unreasonably withheld. Notwithstanding the foregoing, if in the reasonable judgment of the Acquirer, such litigation, action, suit, demand or claim, or the resolution thereof, would have a (a) Material adverse effect on the Acquirer or the Company or (b) such other Together Parties have a conflict of interest in defending such action on Acquirer's or the Company's behalf, at the Acquirer's election, the Acquirer may defend itself and in either of such instances such other Together Parties shall be liable for all expenses reasonably incurred in connection therewith (including, without limitation, settlement payments and reasonable attorney's fees); provided, however, that the Acquirer may not settle any such litigation, action, suit, demand, or claim without the prior written consent of such other Together Parties, which shall not be unreasonably withheld. If neither (a) nor
(b) are applicable but the Acquirer desires to participate in the defense of an action such other Together Parties are defending because in the Acquirer's reasonable judgment the outcome of such action could have an ongoing effect on the Acquirer (or its successors), the Acquirer may participate but at its own expense. In the event such other Together Parties fail or refuse to defend any legal proceeding they are required to defend under this Article IX within a
                                                        ----------
reasonable length of time, the Indemnified Parties shall be entitled to assume the defense thereof, and such other Together Parties shall be liable to repay the Indemnified Parties for all expenses reasonably incurred in connection with said defense (including, without limitation, settlement payments and reasonable attorney's fees). If such other Together Parties do not or refuse to assume the defense of any litigation, action, suit, demand, or claim in any legal proceeding they are required to defend under this Article IX, the Indemnified Parties shall have the absolute right, at
           ----------
such other Together Parties' expense, to control the defense of and to settle, in their sole discretion and without the consent of such other Together Parties, such litigation, action, suit, demand, or claim, but such other Together Parties shall be entitled, at their own expense, to participate in such litigation, action, suit, demand, or claim, and if such other Together Parties elect to participate in such litigation the Indemnified Parties shall consult with such other Together Parties prior to settling such litigation. The Party controlling any defense pursuant to this Section 9.2 shall deliver, or cause to be delivered
                             -----------
to the other Party, copies of all correspondence, pleadings, motions, briefs appeals or other written statements relating to or submitted in connection with the defense of any such litigation, action, suit, demand, or claim, and timely notices of any hearing or other court proceeding relating to such litigation, action, suit, demand, or claim.

     9.3  PROCEDURE FOR CLAIMS.
          --------------------

          (A)  ESCROW CLAIMS.  If any claim for indemnification is made by an
               -------------
Indemnified Party pursuant to this Article IX prior to the expiration of the
                                   ----------
Escrow Period, such Indemnified Party shall first apply to the Escrow Agent for reimbursement of such claim in accordance with the provisions of the Escrow Agreement; provided, however, the Escrow Sum is not intended to be an exclusive remedy in the event the Acquirer has indemnification claims hereunder which exceed such amount. Once the Cash Escrow sum has been fully depleted to satisfy claims pursuant to Section 9.1, SWIFT shall have the option to satisfy such
                   -----------
Together Parties' obligation to the Acquirer by surrendering to the Acquirer that portion of the Stock Portion of the SWIFT Transfer Consideration required to fund such other Together Parties' indemnification obligation (with such surrendered Acquirer's Shares valued at the Fair Market Value of such shares).

          (B)  OTHER CLAIMS.  If pursuant to this Article IX any claim for
               ------------                       ----------
indemnification is made by an Indemnified Party, within the period allotted therefor as provided in Section 9.6 but after the Escrow Sum has been completely
                        -----------
paid out (the "CLAIMANT"), shall send written notice to the other person (by certified mail, return receipt requested or by personal service as provided in
Section 11.7 hereof) setting forth in reasonable detail a description of the
------------
facts upon which the claim is based and a reasonable estimate of the amount of the claim (a "CLAIM", with the notice thereof referred to as the "CLAIM NOTICE"). The person against whom the Claim is brought (the "RESPONDENT") shall have fifteen (15) calendar days from receipt of the Claim Notice to respond to such Claim. Such response shall be in writing and shall (i) set forth in reasonable detail the Respondent's objection to the Claim and the basis for such objection, or (ii) the efforts undertaken or to be undertaken by the Respondent to cure the Claim. In the event the Respondent fails to respond to the Claim Notice in the manner set forth above within such 15-day period, the Respondent shall be deemed to have conceded the Claim in full. In the event the Parties are unable to resolve the Claim within thirty (30) calendar days from the date of receipt of the Claim Notice, the Claim shall be submitted to arbitration in accordance with Section 11.8 below.
                -------------

     9.4  TAX AUDITS, ETC.  In the event of an audit of a Tax Return of the
          ---------------
Company with respect to which an Indemnified Party might be entitled to indemnification pursuant to this Article IX, the Acquirer shall have the right
                                 ----------
to control any and all such audits which may result in the assessment of additional Taxes against the Company and any and all subsequent proceedings in connection therewith, including appeals (subject to the prior written consent of the Together Parties other than the Company and N.W.S.T., which shall not unreasonably be withheld and subject to the right of such other Together Parties to have their accountants and attorneys consult with the Acquirer on such audits or procedures at such other Together Parties' expense); provided, however, that such other Together Parties and the Acquirer shall jointly control, and shall cooperate with each other in connection with, any and all such audits which may result in the assessment of additional Taxes against both such other Together Parties and the Company. Such Together Parties other than the Company and N.W.S.T. shall cooperate fully in all matters relating to any such audit or other Tax proceeding (including according access to all records pertaining thereto), and will execute and file any and all consents, powers of attorney, and other documents as shall be reasonably necessary in connection therewith. If additional Taxes are payable by the Company as a result of any such audit or other proceeding, such other Together Parties shall be responsible for and shall promptly pay all Taxes, interest, and penalties for which any of the Indemnified Parties shall be entitled to indemnification.

     9.5  INDEMNIFICATION OF TOGETHER PARTIES.  The Acquirer and the Together
          -----------------------------------
Parties, other than SWIFT, Ella Cisneros and the Foundation, agree to indemnify and hold harmless such other Together Parties and each officer, director, stockholder or affiliate of such other Together Parties, from and against any Adverse Consequence arising out of any misrepresentation, breach or default by the Acquirer of or under any of the covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith in accordance with the procedures set forth in this Article IX; provided that for
                                                 ----------
purposes of interpreting procedures required by the preceding clauses of this
Section 9.5 "Indemnified Parties" shall mean such other Together Parties and "such other Together Parties" or "SWIFT" shall mean the Acquirer.

     9.6  LIMITS ON INDEMNIFICATION.  All Adverse Consequences for which
          -------------------------
indemnification is sought by any Party hereunder shall be net of any insurance proceeds received by such Party with respect to such claim (less the present value of any premium increases occurring as a result of such claim). Except for any claims for breach of the representations, warranties and covenants of the Together Parties other than the Company and N.W.S.T. under Sections 4.8, 4.19,
                                                           ------------  ----
and 4.21 hereof (for which indemnification claims must be made prior to the
    ----
expiration of the applicable statute of limitations plus sixty (60) days and if so made, such claims shall continue after such date until finally resolved and made) and Sections 3.5 and 4.2 hereof (pursuant to which the right to make
          ------------     ---
claims for indemnification under this Article IX shall survive the Closing Date
                                      ----------
indefinitely), the right to make claims for indemnification provided under this
Article IX shall expire on the first anniversary of the Closing Date (except for
----------
claims made prior to such date which shall continue after such date until finally resolved). The Together Parties other than the Company and N.W.S.T. shall not be obligated to pay any amounts for indemnification under this Article
                                                                         -------
IX until the aggregate Adverse Consequences for which indemnification sought by
--
the Acquirer Indemnified Party/Parties related to the Acquirer hereunder exceeds $50,000, whereupon SWIFT and Ella Cisneros shall be liable for all amounts for which indemnification may be sought in excess of $50,000 of such Adverse Consequences up to a maximum indemnification equal to the Transfer Consideration; provided, however, that notwithstanding the foregoing, such $50,000 indemnity obligation threshold shall not apply to any penalties, damages, fines or other costs associated with the Company's and N.W.S.T.'s failure to file their 1996 and 1997 federal and state tax returns on time and Acquirer shall be entitled to a full indemnity for such penalties, damages, fines or other costs. The Acquirer shall not be obligated to pay any amounts for indemnification under this Article IX until the aggregate
                                               ----------
indemnification obligation sought by such other Together Parties hereunder exceeds $50,000, whereupon the Acquirer shall be liable for all amounts for which indemnification may be sought in excess of $50,000 of such Adverse Consequences. For purposes of Section 9.1 or Section 9.5, any requirement in any
                              -----------    -----------
representation or warranty that an event or fact be Material or have a Material adverse effect, as appropriate, in order for such event or fact to constitute a misrepresentation or breach of such representation or warranty shall be ignored. Notwithstanding the foregoing, in no event shall the aggregate liability of any individual Together Party to the Acquirer or the Acquirer to any of the Together Parties exceed the Transfer Consideration received by such Together Party; provided, however, that the aggregate liability of Ella Cisneros shall be equivalent to the Transfer Consideration received by SWIFT However, nothing in this Article IX shall limit the Acquirer or such other Together Parties in exercising or securing any remedies provided by applicable statutory or common law with respect to the conduct of the other in connection with this Agreement or in the amount of damages that it can recover from the other in the event that a Party successfully proves intentional fraud or intentional fraudulent conduct in connection with this Agreement. The amount of all Adverse Consequences for which indemnification is received from the Foundation and/or SWIFT shall be deemed to be a reduction of the Transfer Consideration paid by Acquirer under this Agreement.

                                   ARTICLE X

                                  TERMINATION

     10.1 TERMINATION OF AGREEMENT.  The Parties may terminate this Agreement as
          ------------------------
provided below:

          (A) the Acquirer and the Together Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (B) the Acquirer may terminate this Agreement by giving written notice to the Together Parties at any time prior to the Closing in the event the Together Parties are in breach of any representation, warranty, or covenant contained in this Agreement which has had or is reasonably foreseeable as having a Material adverse effect on the Company of the magnitude set forth in Section
                                                                       -------
8.1(f) and such breach has not been cured within ten (10) days of written notice
------
thereof. The Together Parties may terminate this Agreement by giving written notice to the Acquirer at any time prior to the Closing in the event the Acquirer is in breach of any representation, warranty, or covenant contained in this Agreement in any Material respect and such breach has not been cured within ten (10) days of written notice thereof;

          (C) this Agreement will terminate if the Closing shall not have occurred on or before March 31, 1999; provided, however, that in the event Acquirer has filed a registration agreement with the SEC and either (i) Acquirer's lead underwriter informs Acquirer that a public offering of stock is not advisable or (ii) the registration statement has not been declared effective but Acquirer is using reasonable efforts to have the registration statement declared effective, this Agreement shall terminate on June 30, 1999; provided, however, that in the event this Agreement is extended to a date after March 31, 1999, the Foundation Transfer Consideration, the Cash Portion of the SWIFT Transfer Consideration, after accounting for the adjustments described in Section 2.2(b)(i), and the Stock Portion of the Transfer Consideration SWIFT will each be increased by three (3) percent.

          (D)  Nothing contained in this Section 10.1 shall alter, affect,
                                         ------------
modify or restrict any Parties' rights to rely on and/or seek indemnification for a breach of any of the representations and warranties and/or conditions or covenants of any of the Parties contained in this Agreement, subject to Section
                                                                        --------
10.1(d).
-------

     10.2 EFFECT OF TERMINATION.  If either the Acquirer or the Together Parties
          ---------------------
terminate this Agreement pursuant to Section 10.1 above, all obligations of the
                                     ------------
Parties hereunder shall terminate without any Liability of any Party to any other Party.

                                  ARTICLE XI

                                 MISCELLANEOUS

     11.1 PRESS RELEASES AND ANNOUNCEMENTS.  Except as may be required by
          --------------------------------
applicable securities laws or stock exchange requirements, no Party shall issue any press release or public announcement relating to the subject matter of this Agreement prior to, at or about the Closing without the prior written approval of the Acquirer and the Together Parties, which written approval will not be unreasonably withheld by each party; provided, however, that any Party may make any public disclosure it believes in good faith, with the advice of counsel, is required by law or regulation (in which case the disclosing Party will advise the other Parties prior to making the disclosure).

     11.2 NO THIRD-PARTY BENEFICIARIES.  This Agreement shall not confer any
          ----------------------------
rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

     11.3 ENTIRE AGREEMENT.  This Agreement (including the documents referred to
          ----------------
herein) and the Confidentiality Agreement constitute the entire agreement among the Parties and supersede any prior or contemporaneous understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.

     11.4 SUCCESSION AND ASSIGNMENT.  This Agreement shall be binding upon and
          -------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Acquirer and the Together Parties; provided, however, that the Acquirer may assign (i) any or all of its rights and interests hereunder to a wholly-owned Subsidiary of the Acquirer (in any or all of which cases the Acquirer nonetheless shall remain liable and responsible for the performance of all of its respective obligations hereunder) or (ii) any or all of rights of the Agreement to any lender providing debt financing to the Acquirer or its Affiliates.

     11.5 FACSIMILE/COUNTERPARTS.  This Agreement may be executed in one or more
          ----------------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

     11.6 NOTICES.  All notices or other communications hereunder will be in
          -------
writing and shall be delivered by hand, facsimile or sent, postage prepaid, by registered or certified mail or reputable overnight courier service (and shall be deemed given when so delivered by hand or facsimile, or, if mailed, five days after mailing (one business day in the case of overnight courier)) addressed to the intended recipient as set forth below:

          If to TGF Technologies, Inc.
          208 Flynn Avenue
          Burlington, Vermont 05401

          Attn: President
          Tel: (802)862-2030
          Fax: (802)862-1890

          If to the Foundation:
          Together Foundation
          55 E. 75/th/ Street
          New York, New York 10021
          Attn:  Ella Cisneros
          Tel: (212)628-1939
          Fax: (212)628-4265

          If to N.W.S.T. or SWIFT:

          SWIFT
          c/o Trident Trust Company (B.V.I) Limited
          P.O. Box 146, Road Town
          Tortola, British Virgin Islands
          Attn: Managing Director
          with a copy in each of the foregoing cases to:

          Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
          One Financial Center
          Boston, Massachusetts 02111
          Attn.: Richard R. Kelly
          Tel: (617)542-6000
          Fax: (617)542-2241

          If to the Acquirer:

          OneMain.com, Inc.
          c/o Unison Partners
          50 Hawthorne Road
          Southampton, NY  11968
          Attn.: Stephen E. Smith
          Tel: (516)287-4084
          Fax: (516)287-4767


          with a copy to:

          Hogan & Hartson L.L.P.
          555 Thirteenth Street, NW
          Washington, D.C.  20004
          Attn.: J. Hovey Kemp and
               Christopher J. Hagan
          Tel: (202)637-5623
          Fax: (202)637-5910


          Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     11.7 DISPUTE RESOLUTIONS.  THE PARTIES AGREE TO SUBMIT TO ARBITRATION, IN
          -------------------
ACCORDANCE WITH THESE PROVISIONS, ANY DISPUTED CLAIM OR CONTROVERSY ARISING FROM OR RELATED TO THE ALLEGED BREACH OF THIS AGREEMENT OR ANY DISPUTED INDEMNIFICATION CLAIM MADE PURSUANT TO THIS ARTICLE XI. THE PARTIES FURTHER AGREE THAT THE ARBITRATION PROCESS AGREED UPON HEREIN SHALL BE THE EXCLUSIVE MEANS FOR RESOLVING ALL DISPUTES MADE SUBJECT TO ARBITRATION HEREIN, BUT THAT NO ARBITRATOR SHALL HAVE AUTHORITY TO EXPAND THE SCOPE OF THESE ARBITRATION PROVISIONS. ANY ARBITRATION HEREUNDER SHALL BE CONDUCTED UNDER THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION (AAA). EITHER PARTY MAY INVOKE ARBITRATION PROCEDURES HEREIN BY WRITTEN NOTICE FOR ARBITRATION CONTAINING A

STATEMENT OF THE MATTER TO BE ARBITRATED. THE PARTIES SHALL THEN HAVE FOURTEEN
(14) DAYS IN WHICH THEY MAY IDENTIFY A MUTUALLY AGREEABLE, NEUTRAL ARBITRATOR. AFTER THE FOURTEEN (14) DAY PERIOD HAS EXPIRED, THE PARTIES SHALL PREPARE AND SUBMIT TO THE AAA A JOINT SUBMISSION, WITH EACH PARTY TO CONTRIBUTE HALF OF THE APPROPRIATE ADMINISTRATIVE FEE. IN THE EVENT THE PARTIES CANNOT AGREE UPON A NEUTRAL ARBITRATOR WITHIN FOURTEEN (14) DAYS AFTER WRITTEN NOTICE FOR ARBITRATION IS RECEIVED, THEIR JOINT SUBMISSION TO THE AAA SHALL REQUEST ARBITRATORS WHO ARE PRACTICING ATTORNEYS WITH PROFESSIONAL EXPERIENCE IN THE FIELD OF CORPORATE LAW, AND THE PARTIES SHALL ATTEMPT TO SELECT AN ARBITRATOR FROM THE PANEL ACCORDING TO AAA PROCEDURES. UNLESS OTHERWISE AGREED BY THE PARTIES, THE ARBITRATION HEARING SHALL TAKE PLACE IN THE WASHINGTON, D.C. METROPOLITAN AREA, AT A PLACE DESIGNATED BY THE AAA. ALL ARBITRATION PROCEDURES HEREUNDER SHALL BE CONFIDENTIAL. EACH PARTY SHALL BE RESPONSIBLE FOR ITS COSTS INCURRED IN ANY ARBITRATION, AND THE ARBITRATOR SHALL NOT HAVE AUTHORITY TO INCLUDE ALL OR ANY PORTION OF SAID COSTS IN AN AWARD REGARDLESS OF WHICH PARTY PREVAILS. WITHOUT LIMITING SECTION 11.14, THE ARBITRATOR MAY INCLUDE EQUITABLE RELIEF. ANY ARBITRATION AWARDED SHALL BE ACCOMPANIED BY A WRITTEN STATEMENT CONTAINING A SUMMARY OF THE ISSUES IN CONTROVERSY, A DESCRIPTION OF THE AWARD, AND AN EXPLANATION OF THE REASONS FOR THE AWARD.

     11.8  GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY
           -------------
AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

     11.9  AMENDMENTS AND WAIVERS.  No amendment of any provision of this
           ----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Acquirer and the Together Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     11.10 SEVERABILITY. Any term or provision of this Agreement that is invalid
           ------------
or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     11.11 EXPENSES.  Each of the Parties will bear its own costs and expenses
           --------
(including legal fees and expenses and investment banking fees) incurred in connection with this Agreement and the transactions contemplated hereby. Such expenses described in this Section 11.11 will not be paid by the Company;
                           --------------
provided, however, that upon consummation of the IPO, the Company shall only be responsible for paying its accounting expenses incurred as a direct result of its preparation of audits for fiscal years 1996 and 1998 to the extent such accounting expenses exceed $60,000; such initial $60,000 of accounting expenses shall be paid by Acquirer at Closing.

     11.12 CONSTRUCTION.  The language used in this Agreement will be deemed to
           ------------
be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant relating to the same subject matter as any other representation, warranty or covenant (regardless of the relative levels of specificity) which the Party has not breached, it shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     11.13 INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES.  The Exhibits,
           -------------------------------------------------
Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     11.14 SPECIFIC PERFORMANCE.  Each of the Parties acknowledges and agrees
           --------------------
that the other Parties would be damaged substantially, immediately and irreparably and that monetary damages may not be readily determinable in the cases of any breach of a representation or warranty contained herein in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled in such circumstances to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.


                     [THIS SPACE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                              ACQUIRER:

                              ONEMAIN.COM, INC.


                              By:  /s/ Stephen E. Smith
                                   ------------------------------
                                   Stephen E. Smith
                                   President

                              THE COMPANY

                              TGF TECHNOLOGIES, INC.


                              By:  /s/ Ella Cisneros
                                   ------------------------------
                                   Name:  Ella Cisneros
                                   Title:  President, CEO

                              N.W.S.T.:


                              N.W.S.T. CORP.

                              By:  /s/ Ella Cisneros
                                   ------------------------------
                                   Name:  Ella Cisneros
                                   Title:  President


                              SWIFT:


                              SWIFT COMPANY LIMITED

                              By:  /s/ Ella Cisneros
                                   ------------------------------
                                   Name:  Ella Cisneros
                                   Title:  Chairman & CEO

                              FOUNDATION:

                              THE TOGETHER FOUNDATION FOR GLOBAL UNITY


                              By:  /s/ Ella Cisneros
                                   -------------------------------
                                       Name:  Ella Cisneros
                                       Title:  President

                              ELLA CISNEROS

                              /s/ Ella Cisneros
                              ------------------------------------
                              Ella Cisneros

                                     -43-